                                                                   EXHIBIT 10.49

================================================================================

                                  MILACRON INC.

             $30,000,000 20% Secured Step-Up Series A Notes due 2007

             $70,000,000 20% Secured Step-Up Series B Notes due 2007

                       ---------------------------------

                             NOTE PURCHASE AGREEMENT

                       ---------------------------------

                           Dated as of March 12, 2004

================================================================================

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                    TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                     PURCHASE AND SALE OF THE NOTES; CLOSING

                                   ARTICLE III

                             INTEREST AND REPAYMENT

Section 3.1 Series A Notes..................................................................    16
Section 3.2 Series B Notes..................................................................    18

                                   ARTICLE IV

            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

Section 4.1 Incorporation, Standing, Etc....................................................    19
Section 4.2 Subsidiaries; Capitalization....................................................    20
Section 4.3 SEC Reports; Financial Statements...............................................    20
Section 4.4 Qualification...................................................................    20
Section 4.5 Authorization of Agreement and Notes............................................    21
Section 4.6 Absence of Defaults and Conflicts...............................................    21
Section 4.7 Absence of Proceedings..........................................................    22
Section 4.8 Possession of Licenses and Permits..............................................    22
Section 4.9 No Violations of Laws...........................................................    22
Section 4.10 Internal Accounting Controls...................................................    22
Section 4.11 Tax Returns and Payments.......................................................    22
Section 4.12 Title to Properties; Liens.....................................................    23
Section 4.13 Patents, Trademarks, Authorizations, etc.......................................    23
Section 4.14 Governmental Consents..........................................................    23
Section 4.15 Material Events................................................................    23
Section 4.16 No Undisclosed Fees............................................................    23
Section 4.17 No Transactions with Affiliates ...............................................    23
Section 4.18 Registration Rights............................................................    23
Section 4.19 Private Placement..............................................................    24
Section 4.20 Vote Required..................................................................    24
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                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Section 5.1 Risks of Investment.............................................................    24
Section 5.2 Investment Experience...........................................................    25
Section 5.3 Ability to Bear Risk............................................................    25
Section 5.4 Receipt and Review of Documentation.............................................    25
Section 5.5 Acquisition for Own Account.....................................................    25
Section 5.6 No Public Market; Rule 144......................................................    25
Section 5.7 Organization, Good Standing, Authority..........................................    25
Section 5.8 Due Authorization...............................................................    25
Section 5.9 Accredited Investor.............................................................    26
Section 5.10 Acknowledgement Regarding Investors' Purchases of Notes........................    26
Section 5.11 Legend.........................................................................    26

                                   ARTICLE VI

                                    COVENANTS

Section 6.1 Payment of Notes and Maintenance of Office......................................    27
Section 6.2 Reports.........................................................................    27
Section 6.3 Taxes...........................................................................    27
Section 6.4 Stay, Extension and Usury Laws .................................................    27
Section 6.5 Restricted Payments.............................................................    28
Section 6.6 Incurrence of Secured Funded Debt; Sale and Leaseback Transactions..............    28
Section 6.7 Limitation on Restricted Subsidiary Indebtedness................................    29
Section 6.8 Limitation on Asset Sales.......................................................    30
Section 6.9 Consolidation, Merger, Conveyance or Transfer...................................    31
Section 6.10 Corporate Existence............................................................    31
Section 6.11 Limitation on Issuances of Common Stock........................................    31
Section 6.12 Confidentiality................................................................    32
Section 6.13 Stockholder Approval...........................................................    32
Section 6.14 Access to Information..........................................................    32
Section 6.15 Voting Rights of Holders of the Series A Notes.................................    32
Section 6.16 Management Incentive Package ..................................................    33
Section 6.17 Business Interruption Insurance ...............................................    33
Section 6.18 Property Insurance.............................................................    33
Section 6.19 Liability Insurance............................................................    33

                                   ARTICLE VII

                             PREPAYMENT OF THE NOTES

Section 7.1 Optional Prepayments with Make-Whole Amount.....................................    33
Section 7.2 Maturity; Surrender, Etc........................................................    34
Section 7.3 [INTENTIONALLY OMITTED].........................................................    34
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Section 7.4 Make-Whole Amount...............................................................    34

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

Section 8.1 Events of Default...............................................................    35
Section 8.2 Acceleration....................................................................    37
Section 8.3 Other Remedies..................................................................    38
Section 8.4 Waiver of Past Defaults.........................................................    38
Section 8.5 Control by Majority.............................................................    38
Section 8.6 Rights of Holders to Receive Payment............................................    38

                                   ARTICLE IX

                         CONVERSION/EXCHANGE PROVISIONS

Section 9.1 Conversion/Exchange of Series A Notes...........................................    38
Section 9.2 Exchange of Series B Notes......................................................    40
Section 9.3 Issuance of Certificates........................................................    40
Section 9.4 No Fractional Shares............................................................    41
Section 9.5 Adjustment of Exchange Price....................................................    41
Section 9.6 Reservation of Common Stock.....................................................    41
Section 9.7 Taxes...........................................................................    41

                                    ARTICLE X

                REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES

Section 10.1 Note Register..................................................................    42
Section 10.2 Transfer, Conversion and Exchange of Notes.....................................    42
Section 10.3 Replacement of Notes...........................................................    42

                                   ARTICLE XI

                                   GUARANTEES

Section 11.1 Execution and Delivery of Guarantee Agreements.................................    42
Section 11.2 Subsidiary Guarantors May Consolidate, etc., on Certain Terms..................    42
Section 11.3 Releases Following Sale of Assets..............................................    43
Section 11.4 Application of Certain Terms and Provisions to the Subsidiary Guarantors.......    43
Section 11.5 Subordination..................................................................    43

                                   ARTICLE XII

                              CONDITIONS TO CLOSING

Section 12.1 Conditions to Obligations of the Investors.....................................    44
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Section 12.2 Conditions to the Obligations of the Company...................................    45

                                  ARTICLE XIII

                                COLLATERAL AGENT

Section 13.1 Appointment of Collateral Agent ...............................................    46
Section 13.2 Collateral Agent's Resignation ................................................    46
Section 13.3 Standard of Conduct............................................................    46
Section 13.4 Nature of Duties...............................................................    46
Section 13.5 Indemnification................................................................    46
Section 13.6 Collateral Matters.............................................................    47

                                   ARTICLE XIV

                                  MISCELLANEOUS

Section 14.1 Expenses.......................................................................    47
Section 14.2 Survival.......................................................................    48
Section 14.3 Amendments and Waivers.........................................................    48
Section 14.4 Notices........................................................................    49
Section 14.5 Regulatory Approvals...........................................................    49
Section 14.6 Pledge Agreements..............................................................    50
Section 14.7 Execution in Counterparts......................................................    50
Section 14.8 Binding Effect.................................................................    50
Section 14.9 Choice of Law; Choice of Forum; Jury Trial Waiver..............................    50
Section 14.10 Severability..................................................................    50
Section 14.11 No Waiver.....................................................................    51
Section 14.12 Further Assurances............................................................    51
Section 14.13 Construction..................................................................    51

Exhibit A  Form of Series A Note
Exhibit B  Form of Series B Note
Exhibit C  Form of Registration Rights Agreement
Exhibit D  Form of Warrant Agreement
Exhibit E  Form of Guarantee Agreement
Exhibit F  Form of Milacron Pledge Agreement
Exhibit G  Form of Milacron Dutch Pledge Agreement
Exhibit H  Form of Milacron Capital Holdings B.V. Pledge Agreement
Exhibit I  Form of Preferred Stock Certificate of Designation
Exhibit J  Form of Serial Preference Stock Certificate of Designation
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                                      -iv-

                            NOTE PURCHASE AGREEMENT

                  NOTE PURCHASE AGREEMENT, dated as of March 12, 2004, by and among MILACRON INC., a Delaware corporation (the "Company"), and each of the investors set forth on the signature page hereto (each, an "Investor," and collectively, the "Investors," and together with the Company, the "Parties," and each, a "Party").

                              W I T N E S S E T H:

                  WHEREAS, the Company is engaged in the manufacturing and selling of (i) plastics-processing equipment and supplies and (ii) industrial fluids for metalworking applications;

                  WHEREAS, the Company requires additional capital to repay the aggregate principal amount of its $115 million 8.375% Senior Notes due March 15, 2004;

                  WHEREAS, the Company desires to consummate a financing of newly invested funds by issuing to the Investors 20% Secured Step-Up Series A Notes due 2007, substantially in the form attached hereto as Exhibit A (the "Series A Notes") and 20% Secured Step-Up Series B Notes due 2007, substantially in the form attached hereto as Exhibit B (the "Series B Notes," and together with the Series A Notes, the "Notes");

                  WHEREAS, as an inducement to the Investors to purchase the Notes, the Company hereby agrees to (a) enter into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C; (b) enter into the Warrant Agreement, substantially in the form attached hereto as Exhibit D; (c) cause its subsidiary, Milacron Capital Holdings B.V., to enter into the Guaranty Agreement, substantially in the form attached hereto as Exhibit E; (d) enter into the Milacron Pledge Agreement, substantially in the form attached hereto as Exhibit F and the Milacron Dutch Pledge Agreement, substantially in the form attached hereto as Exhibit G; and (e) cause its Subsidiary, Milacron Capital Holdings B.V., to enter into the Milacron Capital Holdings B.V. Pledge Agreement, substantially in the form attached hereto as Exhibit H;

                  WHEREAS, on the terms and subject to the conditions set forth herein, each of the Investors is willing to purchase the Series A Notes and the Series B Notes for the aggregate purchase price set forth next to its name on Attachment 1 hereto; and

                  WHEREAS, the Parties desire to set forth the terms and conditions of and to provide for the issuance by the Company of the Notes described herein.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                  "Accredited Investor" has the meaning set forth in Rule 501(a) under the Securities Act.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

                  "Agreement" means this Note Purchase Agreement (including any Schedules, Exhibits and Attachments hereto), as it may from time to time be amended, supplemented or modified in accordance with its terms.

                  "Agreements and Instruments" has the meaning set forth in
Section 4.6(a) hereof.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a resolution duly adopted by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted and to be in full force and effect on the date of such certification.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (i)      in the case of a corporation, corporate stock;

                  (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means:

                  (i)      United States dollars;

                  (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

                  (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000;

                  (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

                  (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

                  (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Company.

                  "Closing" means the consummation of the transactions contemplated by this Agreement, including the sale and purchase of the Notes.

                  "Closing Date" means the date of the Closing.

                  "Collateral" means, collectively, all of the securities that are from time to time pledged to the Holders pursuant to any Transaction Document.

                  "Collateral Agent" means Mizuho and any successor thereto in such capacity.

                  "Collateral Agent Advances" has the meaning set forth in
Section 13.6 hereof.

                  "Common Stock" means the common stock, par value $1.00 per share, of the Company.

                  "Company" has the meaning set forth in the Preamble hereof.

                  "Company Recommendation" has the meaning set forth in Section
6.13 hereof.

                  "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of a fiscal quarter of the Company, prepared in accordance with GAAP, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) applicable reserves, (iii) investments in and advances to Unrestricted Subsidiaries which are not Subsidiaries at the time of such balance sheet or other entities accounted for on the equity method of accounting, and (iv) Intangible Assets and liabilities relating thereto.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Dilutive Issuance" has the meaning set forth in Section 9.5 hereof.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Series A Maturity Date or the Series B Maturity Date.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Euro Note Refinancing Condition" means the condition that either (i) the aggregate principal amount of Euro Notes have been repaid, repurchased, refinanced, redeemed, exchanged or otherwise retired or (ii) sufficient proceeds from a financing have been placed into escrow to repay, repurchase, refinance, redeem, exchange or otherwise retire the aggregate principal amount of Euro Notes, subject to release from escrow to the Company only for the purpose of such repayment, repurchase, refinancing, redemption, exchange or other retirement.

                  "Euro Notes" means the 7.625% Guaranteed Bonds due 2005, issued by Milacron Capital Holdings B.V., and guaranteed by the Company.

                  "Event of Default" has the meaning set forth in Section 8.1 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Act Filings" has the meaning set forth in Section 4.3(a) hereof.

                  "Exchange Rate" means the Series A Exchange Rate or the Series B Exchange Rate, as the case may be.

                  "Existing Indebtedness" means all Indebtedness in existence on date of the issue of the Notes.

                  "Expenses" means all reasonable out-of-pocket expenses incurred by the Investors in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, including, but not limited to, (i) all fees and expenses of counsel to the Investors, (ii) all travel and other expenses related to due diligence by the Investors and (iii) all fees incurred with respect to filings, applications and notice required to be made pursuant to Section 14.5 hereof.

                  "Fair Market Value" means, (i) with respect to Common Stock and other securities listed on any national securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the average, calculated to two decimal places, of the weighted average daily trading prices of such stock over the ten Trading Day period ending on the Trading Day prior to calculation thereof as reported on Bloomberg, and (ii) with respect to assets or securities not listed on any national securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the fair value thereof as determined by the Board of Directors in good faith.

                  "Financing Agreements" means the U.S. Notes Indenture, the Fiscal Agency Agreement, the Revolving Credit Facility and the Senior Secured Debt Facility.

                  "Fiscal Agency Agreement" means that certain agreement, dated April 6, 2000, by and among Milacron Capital Holdings B.V., the Company, Deutsche Bank AG London and Deutsche Bank Luxembourg S.A. with respect to the Euro Notes.

                  "4% Cumulative Preferred Stock" means the 60,000 shares of 4% Cumulative Preferred Stock of the Company, par value $100 per share.

                  "4% Cumulative Preferred Stockholder Consent" has the meaning set forth in Section 4.20(b) hereof.

                  "Funded Debt" means any indebtedness maturing more than twelve months after the time of computation thereof, guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), and in the case of any Restricted Subsidiary all preferred stock of such Restricted Subsidiary, and all Capital Lease Obligations.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Governmental Entity" means any international body or any nation or government, any state of political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government any corporation or other entity owned or controlled, through stock or capital or otherwise, by any of the foregoing.

                  "Governmental Licenses" has the meaning set forth in Section
4.8 of this Agreement.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Guarantee Agreement" means the Guarantee Agreement, dated as of the Closing Date, entered into by Milacron Capital Holdings B.V. in favor of the Holders.

                  "Holder" means a Person in whose name a Note is registered.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "HSR Approval" means the expiration or early termination of any applicable waiting period after any filing required by the HSR Act with respect to the acquisition of Preferred Stock contemplated by this Agreement.

                  "Indebtedness" means at any time, without duplication, (i) all obligations for borrowed money, evidenced by bonds, debentures, notes, or other similar instruments, including bank loans, letters of credit and banker's acceptances, and (ii) Funded Debt.

                  "Intangible Assets" shall mean the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

                  "Intercreditor Agreement" means the Agreement, dated as of March 12, 2004, by and among Credit Suisse First Boston, acting through its Cayman Islands branch, as Administrative Agent and Collateral Agent under the Senior Secured Debt Facility, and each of the Investors.

                  "Interest Rate" means the Series A Interest Rate or the Series B Interest Rate, as the case may be.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                  "Investments" means, all direct or indirect investments by the Company in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investor" has the meaning set forth in the Preamble hereof.

                  "Issue Date" means the date on which the Notes are originally issued pursuant to this Agreement.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Majority Holders" means the Holders of a majority in aggregate principal amount of the then outstanding Series A Notes and Series B Notes.

                  "Make-Whole Amount" has the meaning set forth in Section 7.4 hereof.

                  "Management Incentive Plan" means a new management incentive package which values the Company's Common Stock at $2.00 per share.

                  "Material Adverse Effect" means, with respect to any Person, any change affecting, or condition having an effect on, such Person and its Subsidiaries, if any, (i) that is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, if any, taken as a whole, (ii) that will, or would reasonably be expected to, prevent or materially impair the ability of such Person to consummate the transactions contemplated by this Agreement, provided, however, that any such change or effect having the results described in the foregoing (i) or (ii) that results from events or conditions which could reasonably be expected to arise from or be related to the maturity or termination of, or any default under, the Company's Indebtedness or receivables financing program shall not be considered when determining whether a Material Adverse Effect on such Person or its Subsidiaries has occurred.

                  "Material Subsidiary" means a Subsidiary of the Company (i) the business, operations, affairs, assets, liabilities, financial condition, or properties of which are material to the business, operations, affairs, assets, liabilities, financial condition, or properties of the Company and its Subsidiaries taken as a whole, (ii) owning assets having an aggregate book value greater than $5,000,000, or (iii) that has been designated by the Board of Directors as a Material Subsidiary.

                  "Milacron Capital Holdings B.V. Pledge Agreement" has the meaning set forth in Section 12.1(m) hereof.

                  "Milacron Dutch Pledge Agreement" has the meaning set forth in
Section 12.1(l).

                  "Milacron Pledge Agreement" has the meaning set forth in
Section 12.1(l) hereof.

                  "Mizuho" means Mizuho International plc.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person.

                  "Party" has the meaning set forth in Section Preamble hereof.

                  "Patel Agreement" means the Exchange Agreement dated as of November 27, 2001 among the Company, Mahendra N. Patel, Nayana M. Patel and Manata Machinery Pvt. Ltd., as supplemented by the Supplementary Agreement thereto dated October 10, 2002, and as may be further amended or supplemented from time to time.

                  "Payment Default" has the meaning set forth in Section 8.1(d) hereof.

                  "Permitted Acquisition" means (1) the merger or consolidation of any Person into or with the Company or into or with any wholly-owned Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any of its wholly-owned Restricted Subsidiaries of all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) not already a Restricted Subsidiary of the Company or 90% or more of the capital stock of any such Person; provided that any such merger, consolidation or acquisition shall only be a Permitted Acquisition so long as no Default or Event of Default exists (or will result from such acquisition).

                  "Permitted Investments" means (i) any Investment in the Company or any Restricted Subsidiary; (ii) any Investments in Cash Equivalents;
(iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Restricted Subsidiary, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary and the Company or such Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; and (v) any other Investments in an aggregate amount up to $5,000,000 plus, in the case of the disposition or repayment of any such Investment made pursuant to this clause (v) for cash, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or Restricted Subsidiary, as the case may be, in respect of such disposition.

                  "Permitted Liens" means

                  (i) Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

                  (ii) Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

                  (iii) Liens on property hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition through merger or consolidation (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

                  (iv) Liens in favor of the Company or any Restricted
         Subsidiary;

                  (v) Liens in favor of the United States, any State or possession thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provision of any statute;

                  (vi) Liens incurred or assumed in connection with an issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

                  (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

                  (viii) Liens incurred (no matter when created) in connection with the Company's or a Restricted Subsidiary's engaging in leveraged or single investor lease transactions, provided that the instrument creating or evidencing any borrowings secured by such Lien shall provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary;

                  (ix) Liens held by banks to secure amounts due to such banks in the ordinary course of business or Liens under workers' compensation laws, unemployment insurance law or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (x) Liens incurred to finance construction, alteration or repair of any Principal Property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;

                  (xi) any extension, renewal, refunding or replacement (or successive extensions, renewals, refundings or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (x), inclusive; provided however, that (I) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (II) the Funded Debt secured by such Lien at such time is not increased;

                  (xii) Liens securing the Senior Secured Debt Facility; or

                  (xiii) Liens securing the Notes.

                  "Permitted Refinancing Indebtedness" means any Indebtedness that refinances any other Indebtedness, including any successive refinancings, so long as (a) such Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing,
(b) the stated maturity of such Indebtedness is no earlier than the stated maturity of the Indebtedness being refinanced, and (c) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being refinanced.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Preferred Stock" means the 6.0% Series B Convertible Preferred Stock of the Company, par value $.01 per share.

                  "Preferred Stock Certificate of Designation" means that certain Certificate of Designation of the Preferred Stock, setting forth the voting powers, designations, preferences, and other rights of the Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights, substantially in the form attached hereto as Exhibit I.

                  "Principal Property" shall mean any manufacturing plant located in the United States and owned and operated by the Company or any Restricted Subsidiary on or after the date hereof, and any manufacturing equipment owned by the Company or any Restricted Subsidiary on or after the date hereof in such manufacturing plant. For purposes of this definition, "Manufacturing equipment" is understood to be manufacturing equipment in such manufacturing plant directly used in the production of the Company's products and parts and components thereof, and not to include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of the Company's products.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary of the Company or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire, prior to maturity thereof, for value any Indebtedness that is subordinated in right of payment or pari passsu to the Notes (not including any payments of revolving credit Indebtedness) ; or (iv) any Restricted Investment.

                  "Restricted Subsidiary" means each Subsidiary other than Unrestricted Subsidiaries.

                  "Revolving Credit Facility" means the credit facilities governed by the Amended and Restated Revolving Credit Agreement dated as of November 30, 1998 by and among the Company, Cincinnati Milacron
Kunststoffmaschinen Europe GmbH, the lenders listed therein and Bankers Trust Company, as Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced.

                  "Rights Offering" means that certain rights offering with respect to the Company's outstanding Common Stock which may be consummated no later than the date that is 270 days after the date by which all outstanding Notes have been exchanged for shares of Preferred Stock pursuant to Article IX hereof.

                  "Sale and Leaseback Transaction" has the meaning set forth in
Section 6.6(b) hereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Funded Debt" means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on any Principal Property of the Company or any Restricted Subsidiary.

                  "Securities" has the meaning set forth in Section 5.1 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "Senior Secured Debt Facility" means the credit facilities governed by the Financing Agreement dated as of March 12, 2004 among the Company, each subsidiary of the Company listed as a "Borrower" on the signature pages thereto, each subsidiary of the Company listed as a "Guarantor" on the signature pages thereto, the lenders from time to time parties thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent and collateral agent for the lenders, as amended, modified, extended, renewed, refunded or refinanced in whole or in part from time to time, whether by the same or any other lender or group of lenders.

                  "Serial Preference Stock" means the authorized but unissued Serial Preference Stock of the Company, par value $1.00 per share.

                  "Serial Preference Stock Certificate of Designation" means that certain Certificate of Designation of the Serial Preference Stock, dated as of the Closing Date, setting forth the voting powers, designations, preferences, and other rights of the Serial Preference Stock and the qualifications, limitations and restrictions of such preferences and rights, attached hereto as
Exhibit I.

                  "Series A Conversion Date" has the meaning set forth in
Section 9.1(a)(ii) hereof.

                  "Series A Conversion Notice" has the meaning set forth in
Section 9.1(a)(i) hereof.

                  "Series A Conversion Price" means $2.00 per share of Common Stock.

                  "Series A Directors" has the meaning set forth in Section 6.15 hereof.

                  "Series A Exchange Rate" means, with respect to Series A Notes, a price of $200.00 per share of Preferred Stock, and with respect to Common Stock held by Holders upon conversion of Series A Notes, a ratio of one share of Preferred Stock for each one hundred shares of Common Stock exchanged.

                  "Series A Interest Payment Date" means March 15 and September 15 of each year, commencing on September 15, 2004.

                  "Series A Interest Rate" has the meaning set forth in Section 3.1(a)(i) hereof.

                  "Series A Majority Holders" means the Holders of a majority in aggregate principal amount of the then outstanding Series A Notes.

                  "Series A Maturity Date" has the meaning set forth in Section 2(a) hereof.

                  "Series A Notes" has the meaning set forth in the Preamble hereof.

                  "Series B Exchange Rate" means $200.00 per share of Preferred Stock.

                  "Series B Interest Payment Date" means March 15 and September 15 of each year, commencing September 15, 2004.

                  "Series B Interest Rate" has the meaning set forth in Section 3.2(a)(i) hereof.

                  "Series B Majority Holders" means the Holders of a majority in aggregate principal amount of the then outstanding Series B Notes.

                  "Series B Maturity Date" has the meaning set forth in Section 2(a) hereof.

                  "Series B Notes" has the meaning set forth in the Preamble hereof.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Stockholder Approval" has the meaning set forth in Section 4.22(a) hereof.

                  "Subsidiary" means, with respect to any specified Person:

                  (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (ii)     any partnership, trust or limited liability company
                           (a) the sole general partner or the managing general partner, manager or trustee of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "Subsidiary Guarantor" means the subsidiary of Milacron Inc. that enters into a Guarantee Agreement pursuant to Section 11.1 hereof.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, duty, tariff, impost and other charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not imposed by any governing or taxing authority.

                  "Trading Day" means any day on which the Common Stock is traded on the New York Stock Exchange or such other primary national securities exchange on which the Common Stock is then listed or quoted.

                  "Transaction Documents" means all documents delivered in connection with the transactions contemplated by this Agreement, including the Registration Rights Agreement, the Warrant Agreement, the Milacron Pledge Agreement and the Milacron Capital Holdings B.V. Pledge Agreement.

                  "Transaction Fee" means a one-time transaction fee equal to 2.0% of the aggregate principal amount of the Notes, less the amount of the $250,000 work fee paid to the Investors prior to the Closing Date.

                  "Unrestricted Subsidiary" means Milacron Commercial Corp., Milacron Assurance Ltd., Amertool Services, Inc., Subsidiaries of the foregoing, and other Subsidiaries designated as Unrestricted Subsidiaries from time to time by the Board of Directors.

                  "U.S. Notes" means the 8.375% Notes due 2004, issued by the Company.

                  "U.S. Notes Indenture" means that certain agreement, dated March 16, 1994, by and among the Company and Bankamerica National Trust Company, as indenture trustee, with respect to the U.S. Notes.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of directors, general partners, managers or trustees of such Person.

                  "Warrant Agreement" means that certain Contingent Warrant Agreement, dated as of the Closing Date, by and among the Company and the Investors.

                  "Warrants" means the contingent warrants that may be issued pursuant to the Warrant Agreement.

                                   ARTICLE II

                     PURCHASE AND SALE OF THE NOTES; CLOSING

                  (a) The Company has duly authorized $30,000,000 in aggregate principal amount of the Series A Notes and $70,000,000 in aggregate principal amount of the Series B Notes for issuance to the Investors on the terms and subject to the conditions set forth in this Agreement. The Series A Notes will bear interest at the Series A Interest Rate on the principal amount of the Series A Notes and will mature on March 15, 2007 (the "Series A Maturity Date"), unless earlier converted, exchanged or prepaid in accordance with the terms hereof, and will be in substantially the form of Exhibit A attached hereto. The Series B Notes will bear interest at the Series B Interest Rate on the principal amount of the Series B Notes and will mature on March 15, 2007 (the "Series B Maturity Date"), unless earlier exchanged or prepaid in accordance with the terms hereof, and will be in substantially the form of Exhibit B attached hereto.

                  (b) Subject to the terms and conditions of this Agreement, each of the Investors agrees, severally and not jointly, to purchase at a purchase price of 100% of the principal amount thereof for cash from the Company at the Closing, and the Company agrees to sell and issue to each of the Investors at the Closing, (i) an aggregate principal amount of Series A Notes equal to the amount set forth opposite such Investor's name on Attachment 1 hereto and (ii) an aggregate principal amount of Series B Notes equal to the amount set forth opposite such Investor's name on Attachment 1 hereto. The Company's agreements with each of the Investors are separate agreements, and the sale of Notes to each of the Investors is a separate sale. The Closing shall take place as of 10:00 a.m., New York City time, on the Closing Date, which shall be the Business Day upon which the conditions set forth in Article 12 (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) are first satisfied or waived or such later date as may be mutually agreed upon in writing by the Company and the Investors.

                  (c) Each Note shall be governed by, and the rights and the benefits of the Investors determined in accordance with, the terms and conditions of this Agreement.

                  (d) At the Closing, (i) each Party will deliver executed counterparts of each Transaction Document to which it is a party; (ii) the Company shall deliver to each Investor (A) a Series A Note in the principal amount stated on Attachment 1 opposite such Investor's name and (B) a Series B
Note in the principal amount stated on Attachment 1 opposite such Investor's name; and (iii) each Investor shall deliver by wire transfer, to an account or accounts designated by the Company, immediately available funds equal to the aggregate purchase price stated on Attachment 1 opposite such Investor's name. The Company shall provide each of the Investors with information as to such wire transfers, including information as to the account or accounts to which funds are to be transferred and the amount of funds to be transferred to each such account, no later than the Business Day prior to the Closing.

                  (e) The obligations of each Investor hereunder and under each of the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder or under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and out of each of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

                                   ARTICLE III

                             INTEREST AND REPAYMENT

                  Section 3.1 Series A Notes.

                  (a) Interest on the Series A Notes.

                  (i) All interest on the Series A Notes will be payable semi-annually in arrears on each Series A Interest Payment Date. Subject to Section 3.1(a)(iii) below, interest on the Series A Notes shall be paid as follows (the "Series A Interest Rate"):

                           (A) on the first Series A Interest Payment Date, (i)
                  cash at a rate of 12% per annum and (ii) additional Series A Notes with a principal amount equal to the interest accrued from the Issue Date at a rate of 8% per annum;

                           (B) on the next following Series A Interest Payment
                  Date, (i) cash at a rate of 16% per annum and (ii) additional Series A Notes with a principal amount equal to the interest accrued from the last Series A Interest Payment Date at a rate of 8% per annum;

                           (C) on the next following Series A Interest Payment
                  Date, (i) cash at a rate of 20% per annum and (ii) additional Series A Notes with a principal amount equal to the interest accrued from the last Series A Interest Payment Date at a rate of 4% per annum; and

                           (D) on the next following Series A Interest Payment
                  Date and thereafter until the Series A Maturity Date, cash at a rate of 24% per annum.

                  (ii) If the Company is prohibited at any time by the terms of any of its Financing Agreements from paying interest on the Series A Notes in cash, any such interest shall be payable in kind at a rate that is 2.0% per annum in excess of the portion of the then applicable Series A Interest Rate payable in cash; provided however, that in no event shall the interest payable on the Series A Notes exceed 24.99% at any time.

                  (iii) Notwithstanding any other provision contained herein, if the Company obtains the Stockholder Approval on or before July 29, 2004, the Series A Interest Rate shall be reset, retroactively from the Issue Date, to 6% per annum, payable in cash.

                  (iv) Each payment of cash interest on the Series A Notes will be made to each Holder by certified or bank cashier's check or wire transfer of immediately available funds to such account as such Holder specifies in writing to the Company at least five Business Days before such payment is to be made. Any such written instructions may provide that the information contained therein shall continue to be in effect with respect to subsequent interest payments until thereafter modified by written instructions of such Holder, which modified instructions shall take effect as of the next Series A Interest Payment Date occurring more than five Business Days after delivery of such modified instructions.

                  (b) Payments and Computations. (i) The Company will pay all sums becoming due on each Series A Note for interest or principal, without the presentation or surrender of the Series A Note or the making of any notation thereon, except that if a Series A Note is paid in full, following such payment, the Series A Note shall be surrendered to the Company at its principal office for cancellation.

                  (ii) Interest on each Series A Note shall be calculated for the actual number of days (including the first day but excluding the last day of any relevant period) elapsed and shall be computed on the basis of a 360-day year of twelve 30-day months.

                  (iii) If a payment date is not a Business Day at a place of payment, then (notwithstanding any other provision of this Agreement or the Series A Notes) payment of interest or principal otherwise due on such date shall instead be made at that place on the next succeeding Business Day and no interest shall accrue on such payment for the intervening period.

                  (c) Payment at Maturity, Prepayment or Upon
Conversion/Exchange. The principal amount of each Series A Note, together with any accrued interest thereon, shall be due and payable in full in cash on the earlier of (i) the Series A Maturity Date, or (ii) such other date as the Series A Note becomes due and payable pursuant to this Agreement. Payment of principal of the Series A Notes will be made to each Holder by certified or bank cashier's check or wire transfer of immediately available funds, at such address and to such account as such Holder shall specify in writing to the Company at least five Business Days before such payment is to be made.

                  Section 3.2 Series B Notes.

                  (a) Interest on the Series B Notes.

                  (i) All interest on the Series B Notes will be payable semi-annually in arrears on each Series B Interest Payment Date. Subject to Section 3.2(a)(iii) below, interest on the Series B Notes shall be paid as follows (the "Series B Interest Rate"):

                           (A) on the next first Series B Interest Payment Date,
                  (i) cash at a rate of 12% per annum and (ii) additional Series B Notes with a principal amount equal to the interest accrued from the Issue Date at a rate of 8% per annum;

                           (B) on the next following Series B Interest Payment
                  Date, (i) cash at a rate of 16% per annum and (ii) additional Series B Notes with a principal amount equal to the interest accrued the last Series B Interest Payment Date at a rate of 8% per annum;

                           (C) on the next following Series B Interest Payment
                  Date, (i) cash at a rate of 20% per annum and (ii) additional Series B Notes with a principal amount equal to the interest accrued from the last Series B Interest Payment Date at a rate of 4% per annum; and

                           (D) on the following Series B Interest Payment Date
                  and thereafter until the Series B Maturity Date, cash at a rate of 24% per annum.

                  (ii) If the Company is prohibited at any time by the terms of any of its Financing Agreements from paying interest on the Series B Notes in cash, any such interest shall be payable in kind at a rate that is 2.0% per annum in excess of the portion of the then applicable Series B Interest Rate payable in cash; provided however, that in no event shall the interest payable on the Series B Notes exceed 24.99% at any time.

                  (iii) Notwithstanding any other provision contained herein, if the Company obtains the Stockholder Approval on or before July 29, 2004, the Series B Interest Rate shall be reset, retroactively from the Issue Date, to 6% per annum, payable in cash.

                  (iv) Each payment of cash interest on the Series B Notes will be made to each Holder by certified or bank cashier's check or wire transfer of immediately available funds to such account as such Holder specifies in writing to the Company at least five Business Days before such payment is to be made. Any such written instructions may provide that the information contained therein shall continue to be in effect with respect to subsequent interest payments until thereafter modified by written instructions of such Holder, which modified instructions shall take effect as of the next Series B Interest

         Payment Date occurring more than five Business Days after delivery of such modified instructions.

                  (b) Payments and Computations. (i) The Company will pay all sums becoming due on each Series B Note for interest or principal, without the presentation or surrender of the Series B Note or the making of any notation thereon, except that if a Series B Note is paid in full, following such payment, the Series B Note shall be surrendered to the Company at its principal office for cancellation.

                  (ii) Interest on each Series B Note shall be calculated for the actual number of days (including the first day but excluding the last day of any relevant period) elapsed and shall be computed on the basis of a 360-day year of twelve 30-day months.

                  (iii) If a payment date is not a Business Day at a place of payment, then (notwithstanding any other provision of this Agreement or the Series B Notes) payment of interest or principal otherwise due on such date shall instead be made at that place on the next succeeding Business Day and no interest shall accrue on such payment for the intervening period.

                  (c) Payment at Maturity, Prepayment or Upon Exchange. The principal amount of each Series B Note, together with any accrued interest thereon, shall be due and payable in full in cash on the earlier of (i) the Series B Maturity Date, or (ii) such other date as the Series B Note becomes due and payable pursuant to this Agreement. Payment of principal on the Series B Notes will be made to each Holder by certified or bank cashier's check or wire transfer of immediately available funds, at such address and to such account as such Holder shall specify in writing to the Company at least five Business Days before such payment is to be made.

                                   ARTICLE IV

            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

                  The Company hereby represents and warrants to and agrees with the Investors as follows as of the date hereof:

                  Section 4.1 Incorporation, Standing, Etc. Each of the Company and its Material Subsidiaries is duly organized, validly existing and, to the extent that such concept is known in the jurisdiction of its incorporation or organization, in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement and the other Transaction Documents to which each is a party and, except to the extent Stockholder Approval will be required to do so, to perform its obligations hereunder and thereunder. The Company has the corporate power and authority to issue the Notes and, except to the extent Stockholder Approval will be required to do so, perform its obligations thereunder. The Company has, by all necessary corporate action, except to the extent Stockholder Approval will be required to do so, duly authorized the execution and delivery of this Agreement and the other Transaction Documents and the performance of its obligations hereunder and thereunder. The Company has, by all necessary corporate action, duly authorized the execution and delivery of the Notes and, except to the extent Stockholder Approval will be required to do so, the performance of its obligations thereunder.

                  Section 4.2 Subsidiaries; Capitalization. (a) Schedule 4.2(a) sets forth a list of each Subsidiary of the Company.

                  (b) All of the outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 4.2(b), all of the outstanding Capital Stock or Equity Interests of the Company's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all such Capital Stock or Equity Interests are owned beneficially and of record by the Company, either directly or through wholly-owned Subsidiaries, free and clear of any Lien other than Liens securing the Senior Secured Debt Facility and the Notes.

                  (c) Except as disclosed on Schedule 4.2(c), neither the Company nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for any of its Capital Stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock. All shares of Common Stock, Preferred Stock and Serial Preference Stock will, if and when issued in accordance with the terms of this Agreement and the Notes, be duly and validly issued, fully paid and non-assessable and free from all Liens (other than any Liens created by Holders).

                  Section 4.3 SEC Reports; Financial Statements. (a) The Annual Report on Form 10-K for the year ended December 31, 2002 filed by the Company, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002 (collectively, the "Exchange Act Filings") through the Closing Date, complied and will comply (as the case may
be) as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

                  (b) The financial statements of the Company and its consolidated subsidiaries included in the Exchange Act Filings present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  Section 4.4 Qualification. Each of the Company and its Subsidiaries is duly qualified and, to the extent that such concept is known in the applicable jurisdiction, in good standing as a foreign corporation or organization authorized to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing could not, individually or in the aggregate, result in a Material Adverse Effect.

                  Section 4.5 Authorization of Agreement and Notes. (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (b) When, on the Closing Date, the Notes and the Transaction Documents have been duly executed and delivered by the Company and the Notes have been paid for by the Investors in accordance with the terms of this Agreement, the Notes and the Transaction Documents will constitute valid, binding and enforceable obligations of the Company, except to the extent Stockholder Approval will be required to perform certain obligations, and subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  Section 4.6 Absence of Defaults and Conflicts. (a) Neither of the Company nor any of its Material Subsidiaries is in violation of its respective certificate of incorporation, bylaws or other charter documents or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of them is a party or by which any of them may be bound, or to which any of the property or assets of the Company or its Material Subsidiaries is subject (collectively, "Agreements and Instruments"); and the execution, delivery and performance of this Agreement and the Transaction Documents by the Company in connection with the transactions contemplated hereby and thereby, and the consummation of the transactions contemplated herein and therein (including the issuance of the Notes) and compliance by the Company and its Subsidiaries with their respective obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default (or an event that with notice of lapse of time or both would become a default) under, require the Company to conduct an offer to repurchase any outstanding Obligations in accordance with the documents establishing the terms under which such Obligations were incurred, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to such Agreements and Instruments, and, following Stockholder Approval, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws or other charter documents of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, stock exchange or court, domestic or foreign, having jurisdiction over either of the Company, any of its Subsidiaries or any of the assets or properties of the Company and its Subsidiaries.

                  (b) There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions, in each case, where applicability depends on the ownership level of a stockholder or group, under the Company's certificate of incorporation or the laws of the State of Delaware that would be violated by, or that, except as disclosed in Schedule 4.6(b), is or reasonably could be expected to become applicable to the Investors as a result of, the Investors and the Company fulfilling their obligations or exercising their rights under the Notes or the Transaction Documents.

                  Section 4.7 Absence of Proceedings. Except as disclosed in
Schedule 4.7, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries, or any of the property or assets of the Company or Material Subsidiaries that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect. There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act within the last five years.

                  Section 4.8 Possession of Licenses and Permits. Except as disclosed in Schedule 4.8: (i) each of the Company and its Subsidiaries possesses such material permits, certificates, licenses, approvals, consents, orders and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or planned to be conducted by it; (ii) each of the Company and its Subsidiaries is in material compliance with the terms and conditions of all of its Governmental Licenses;
(iii) all of the Governmental Licenses are valid and in full force and effect; and (iv) neither the Company nor any of its Subsidiaries has received any notice of, nor do any of them have any knowledge of any pending or threatened (or any basis therefor), proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any Governmental Licenses, in each case except where the failure to be in compliance, individually or in the aggregate, would not result in a Material Adverse Effect.

                  Section 4.9 No Violations of Laws. Neither of the Company nor any of its Subsidiaries has violated any law, in each case the violation of which, together with any other such violations, would have a Material Adverse Effect.

                  Section 4.10 Internal Accounting Controls. The books, records and accounts of each of the Company and its Subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in and dispositions of the assets of the Company and its Subsidiaries, respectively. Each of the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded amount for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  Section 4.11 Tax Returns and Payments. The Company and its Subsidiaries have filed all income tax returns required by law to be filed by them and have paid all Taxes shown as due on such returns and all other material Taxes and other governmental charges levied upon them and their respective properties, assets, income and franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or its Subsidiaries, as the case may be, have established adequate reserves in accordance with GAAP.

                  Section 4.12 Title to Properties; Liens. Except as disclosed in Schedule 4.12, each of the Company and its Subsidiaries has good and marketable title to all of its material properties and assets, free and clear of all Liens, except for Permitted Liens.

                  Section 4.13 Patents, Trademarks, Authorizations, etc. Except as disclosed in Schedule 4.13, each of the Company and its Subsidiaries owns, possesses or has the right to use (without any known material conflict with the rights of others) all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations which are necessary to the conduct of its business as currently conducted.

                  Section 4.14 Governmental Consents. Except as may be required to be obtained or made under the Securities Act and applicable state securities laws in connection with the exercise of any registration rights of a Holder provided for in the Registration Rights Agreement, and except for filings to obtain the HSR Approval, neither the Company nor any of its Subsidiaries is required to procure, make or file any consent, approval or authorization of, or any notice to, of filing, registration or qualification with, any court or administrative or governmental body in order to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and under any and all Transaction Documents.

                  Section 4.15 Material Events. Except as disclosed in the Exchange Act Filings, since September 30, 2003, there has not been with respect to the Company and its Subsidiaries any event which could reasonably be expected to result in a Material Adverse Effect.

                  Section 4.16 No Undisclosed Fees. Except as disclosed on
Schedule 4.16, there are no fees or payments to be made by the Company to bankers, brokers or agents with regard to the issue and delivery of the Notes.

                  Section 4.17 No Transactions with Affiliates. Except as disclosed in Schedule 4.17 and except for transactions between or among the Company and any of its Subsidiaries or among the Company's Subsidiaries, neither the Company nor any of its Subsidiaries is presently party to any material transaction with an Affiliate thereof on terms any less favorable to the Company or such Subsidiary than would have been obtainable in arm's length dealing with a Person not an Affiliate.

                  Section 4.18 Registration Rights. Except as disclosed on
Schedule 4.18, there are no contracts, agreements or understandings between the Company and any other Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities owned or to be owned by such a Person or to require the Company to include such securities in the securities registered pursuant to any of the registration statements filed by the Company under the Securities Act.

                  Section 4.19 Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Notes by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of an exemption from registration under the Securities Act in connection with the offer and sale of the Notes as contemplated hereby or (ii) cause the offering of the Notes pursuant to this Agreement to be integrated with other securities offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including under the rules and regulations of the New York Stock Exchange.

                  Section 4.20 Vote Required.

                  (a) The affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company's Equity Interests necessary to increase the number of shares of the Company's authorized Common Stock to underlie the Preferred Stock, the Warrants and the Rights Offering, and
(ii) the holders of a majority of the outstanding shares of Common Stock and 4% Cumulative Preferred Stock, voting together as a single class, is the only vote of the holders of any class or series of the Company's Equity Interests necessary to approve the issuance of the Preferred Stock under the shareholder approval policy of the New York Stock Exchange (the affirmative votes described in clauses (i) and (ii) of this sentence, collectively the "Stockholder Approval").

                  (b) The affirmative consent of the holders of two-thirds of the outstanding shares of 4% Cumulative Preferred Stock entitled to vote thereon ("4% Cumulative Preferred Stockholder Consent") is the only vote of the holders of any class or series of the Company's Equity Interests necessary to enable the Preferred Stock to be ranked senior in right of dividends and payment upon liquidation to the 4% Cumulative Preferred Stock.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  Each of the Investors, severally and not jointly and as to itself only, represents and warrants to and agrees with the Company that as of the date hereof:

                  Section 5.1 Risks of Investment. Such Investor recognizes that the purchase of the Notes and any securities which may be issued upon the conversion or exchange thereof (collectively, the "Securities") involves a high degree of risk including the following: (i) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and purchasing the Securities; (ii) the Investor may not be able to liquidate its investment; (iii) transferability of the Securities is restricted; and (iv) in the event of a disposition of the Securities, the Investor could sustain the loss of its entire investment.

                  Section 5.2 Investment Experience. Such Investor has prior investment experience. To the extent it has deemed appropriate, such Investor has retained and relied upon professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of Notes hereunder.

                  Section 5.3 Ability to Bear Risk. By reason of its management's business or financial experience, such Investor has the capacity to protect its own interests in connection with the transaction contemplated hereby, and is able to bear the economic risk which it hereby assumes.

                  Section 5.4 Receipt and Review of Documentation. Such Investor has been furnished by the Company during the course of this transaction with information regarding the Company which such Investor's management has requested, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Securities, and has received any additional information which its management has requested.

                  Section 5.5 Acquisition for Own Account. Such Investor is acquiring the Securities for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

                  Section 5.6 No Public Market; Rule 144. (a) Such Investor understands that there currently is no public market for the Notes, the Preferred Stock or the Serial Preference Stock.

                  (b) Such Investor acknowledges and agrees that the shares of Common Stock, Preferred Stock or Serial Preference Stock such Investor may receive upon a conversion or exchange of the Notes must be held indefinitely unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  Section 5.7 Organization, Good Standing, Authority. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with requisite power and authority to enter into this Agreement and the Transaction Documents to which it is to be a party and to consummate the transactions contemplated hereby and thereby, including the purchase of the Notes to be acquired by it hereunder.

                  Section 5.8 Due Authorization. The execution and delivery of, and the performance by such Investor of its obligations under, this Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized and, upon execution and delivery thereof, this Agreement and the other Transaction Documents to which it is a party will constitute the legal, valid, binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  Section 5.9 Accredited Investor. Such Investor is:

                  (a) an institutional Accredited Investor, and

                  (b) aware that the sale of Securities to it is being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereunder.

                  Section 5.10 Acknowledgement Regarding Investors' Purchases of Notes. Such Investor acknowledges that it is not relying upon any person, firm or corporation other than the Company in making its investment or decision to invest in the Notes. Such Investor represents to the other Investor and the Company that it has been solely responsible for its own "due diligence" investigation of the Company and its management personnel and business, and for its own analysis of the merits and risks of this investment. Such Investor agrees that neither of the Investors nor its controlling persons, officers, directors, partners, agents or employees shall be liable to the other Investor for any actions taken in connection with the purchase of Notes in accordance with the terms of this Agreement.

                  Section 5.11 Legend. Each Investor acknowledges that each certificate representing Securities will contain a legend substantially to the following effect:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

Certificates evidencing Securities shall not be required to contain such legend
(i) following any sale of such Securities pursuant to an effective registration statement covering the resale of such Securities under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 under the Securities Act, (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not, in the opinion of counsel to the Company, required in the circumstances under applicable requirements of the Securities Act.

                                   ARTICLE VI

                                    COVENANTS

                  The Company hereby covenants and agrees for the benefit of each Holder so long as any of the Notes remain outstanding as follows:

                  Section 6.1 Payment of Notes and Maintenance of Office. The Company will punctually pay or cause to be paid the principal and interest due in respect of each Note according to the terms thereof and hereof and will maintain an office within the continental boundaries of the United States where notices, presentations and demands in respect of this Agreement and the Notes may be made upon them and will notify the Holders of such Notes of any change of location of such office. Such office is presently maintained at 2090 Florence Avenue, Cincinnati, Ohio 45206.

                  Section 6.2 Reports. Whether or not required by the SEC, the Company shall file with or furnish to the SEC, within the time periods specified in the SEC's rules and regulations, periodic reports on Forms 10-Q and 10-K and current reports on Form 8-K (or any successor forms).

                  Section 6.3 Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

                  Section 6.4 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any rights of the Holders, but shall suffer and permit the execution of every such right as though no such law has been enacted. Notwithstanding any provision to the contrary contained in any Note or Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Notes exceed such maximum lawful rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the maximum lawful rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the maximum lawful rate is paid by the Company to any Investor with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor's election.

                  Section 6.5 Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof and (ii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed $5,000,000; provided, however, that this Section 6.5 shall not prohibit the Company or any Restricted Subsidiary from making Restricted Payments (x) in respect of the 4% Cumulative Preferred Stock, (y) in connection with employee stock incentive programs, other employee benefit arrangements or director compensation commitments or (z) in respect of the Euro Notes.

                  Section 6.6 Incurrence of Secured Funded Debt; Sale and Leaseback Transactions.

                  (a) The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Funded Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Funded Debt that the Notes shall be secured equally and ratably with (or prior to) such Secured Funded Debt, so long as such Secured Funded Debt shall be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Funded Debt of the Company and its Restricted Subsidiaries together with all Attributable Debt in respect of Sale and Leaseback Transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (b)(i) to (vi) below), would not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; provided, however, that this paragraph shall not apply to, and there shall be excluded from Secured Funded Debt in any computation under this clause (a), Funded Debt secured by Permitted Liens or (b) Funded Debt in an aggregate principal amount not to exceed $250,000,000.

                  (b) The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary, which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (a "Sale and Leaseback Transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such Sale and Leaseback Transactions plus all Secured Funded Debt (with the exception of Funded Debt secured by Permitted Liens) would not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries. This covenant shall not apply to, and there shall be excluded from Attributable Debt in any computation under clause (a) or this clause (b), Attributable Debt with respect to, any Sale and Leaseback Transaction if:

                  (i) the Company or a Restricted Subsidiary is permitted to create Funded Debt secured by a Permitted Lien on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes;

                  (ii) the Company or a Restricted Subsidiary within 270 days after the sale or transfer shall have been made by the Company or a Restricted Subsidiary shall apply an amount in cash equal to the greater of (I) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement or (II) the Fair Market Value of the Principal Property so leased at the time of entering into such arrangement to the retirement of Secured Funded Debt of the Company or any Restricted Subsidiary (other than Secured Funded Debt owned by the Company or any Restricted Subsidiary); provided, that the amount to be applied to such retirement shall be reduced by the aggregate principal amount of other Secured Funded Debt voluntarily retired by the Company within 270 days after such sale or transfer (notwithstanding the foregoing, no retirement referred to in this item
         (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision);

                  (iii) the Company or a Restricted Subsidiary applies the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to investment in another Principal Property within 270 days prior or subsequent to such sale or transfer; provided that this exception shall apply only if such proceeds invested in such other Principal Property shall not exceed the total acquisition, repair, alteration and construction cost of the Company or any Restricted Subsidiary in such other Principal Property less amounts secured by any purchase money or construction mortgages on such Principal Property;

                  (iv) the effective date of any such arrangement is within 270 days of the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

                  (v) the lease in such Sale and Leaseback Transaction is for a term, including renewals, of not more than three years; or

                  (vi) such Sale and Leaseback Transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

                  Section 6.7 Limitation on Restricted Subsidiary Indebtedness.

                  (a) The Company will not permit any of its Restricted Subsidiaries to contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) The Notes and any other Indebtedness of the Company and the Subsidiary Guarantor whether now existing or incurred hereafter;

                  (ii) Existing Indebtedness of Restricted Subsidiaries (other than the Subsidiary Guarantor);

                  (iii) Indebtedness of a Restricted Subsidiary (other than the Subsidiary Guarantor) owing to and held by the Company or another Restricted Subsidiary;

                  (iv) Any undrawn amounts under the Revolving Credit Facility;

                  (v) Indebtedness of a Restricted Subsidiary (other than the Subsidiary Guarantor) acquired as a result of a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) at the time of such Permitted Acquisition, such Indebtedness does not exceed 50% of the then total Fair Market Value of the Subsidiary, or of the asset so acquired, as the case may be, (iii) so long as, before and after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred or would result therefrom, and (iv) such Indebtedness is not recourse to any assets of the Company or its Subsidiaries other than the Subsidiary and assets so acquired;

                  (vi) additional Indebtedness of the Restricted Subsidiaries (other than the Subsidiary Guarantor) not otherwise permitted hereunder not exceeding $250,000,000 in aggregate principal amount at any time outstanding;

                  (vii) Indebtedness incurred by a Restricted Subsidiary (other than the Subsidiary Guarantor) in connection with any cash management credit facility agreements entered into between the Restricted Subsidiaries and banks providing for the zero balancing between cash accounts held by any of the Restricted Subsidiaries and any rights of set off of credits and debits of any of the Restricted Subsidiaries with the bank, provided that the debt outstanding at any one time does not exceed $20,000,000;

                  (viii) Indebtedness incurred by a Restricted Subsidiary (other than the Subsidiary Guarantor) under interest rate agreements, currency exchange agreements, commodity price protection agreements or other similar agreements entered into for the purpose of limiting risk in the ordinary course of the financial management of the Restricted Subsidiary and not for speculative purposes;

                  (ix) Indebtedness of the Restricted Subsidiaries under the Senior Secured Debt Facility; or

                  (x) Permitted Refinancing Indebtedness incurred in respect of Indebtedness incurred pursuant to clauses (i), (ii), (iv), (v) and
         (vi).

                  Section 6.8 Limitation on Asset Sales. Neither the Company nor any of its Restricted Subsidiaries shall acquire, sell, lease, exchange, sell and leaseback, sublease or otherwise dispose of its assets (or become contractually committed to do so) in any transaction or series of transactions involving $50,000,000 or more; provided however, that the Company and any of its Restricted Subsidiaries may sell or otherwise dispose of (i) inventory and Cash Equivalents in the ordinary course of business; (ii) assets that will (A) be replaced in the ordinary course of business within 12 months by other assets of equal or greater value or (B) are no longer used or useful in the business of the Company or such Restricted Subsidiary.

                  Section 6.9 Consolidation, Merger, Conveyance or Transfer. (a) Neither the Company nor the Subsidiary Guarantor shall consolidate with or merge with another Person or convey or transfer its properties and assets substantially as an entirety to any person, unless

                  (i) either the Company or the Subsidiary Guarantor shall be the Surviving Person, or the corporation formed by such consolidation or into which the Company or the Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company or the Subsidiary Guarantor substantially as an entirety shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia or of the Netherlands, as the case may be, and shall expressly assume payment of the principal of and interest on the Notes and the performance or observance of every covenant in this Article 6 on the part of the Company to be performed or observed; and

                  (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

                  (b) Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company or any Subsidiary Guarantor substantially as an entirety in accordance with Section 6.9(a) above, the successor corporation formed by such consolidation or into which the Company or the Subsidiary Guarantor is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor under this Agreement with the same effect as if such successor corporation had been named as the Company or the Subsidiary Guarantor herein.

                  Section 6.10 Corporate Existence. Subject to Section 6.9 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents thereof and (as the same may be amended from time to time) and (ii) the rights (charter and statutory) licenses thereof; provided, however, that the Company shall not be required to preserve any such right or license, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, taken as a whole with its Subsidiaries, and that the loss thereof is not adverse in any material respect to the Holders.

                  Section 6.11 Limitation on Issuances of Common Stock. The Company shall not issue or sell or enter into any agreement for the issuance and sale of, or permit and of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock or any securities convertible into or exchangeable for its Capital Stock; provided, however, that (a) the Company may issue Capital Stock or securities convertible into or exchangeable for Capital Stock under employee stock incentive programs, other employee benefit arrangements or director compensation commitments and (b) the Company may issue 37,000 shares of its common stock pursuant to the Patel Agreement.

                  Section 6.12 Confidentiality. The Company shall not, prior to the Closing, disclose the material terms of (i) the transactions contemplated hereby or (ii) any Transaction Documents to any Person without the prior approval of the Investors.

                  Section 6.13 Stockholder Approval.

                  (a) The Company shall use its commercially reasonable efforts to obtain Stockholder Approval on or before July 29, 2004. Subject to applicable fiduciary duties, the Company shall recommend approval of the Stockholder Approval by the stockholders of the Company so as to effect the transactions contemplated by this Agreement (the "Company Recommendation") and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in a manner adverse in any material way to the interests of the Investors the Company Recommendation or take any action or make any statement in connection with its next annual meeting of stockholders in any material way inconsistent with the Company Recommendation.

                  (b) The Company shall use its commercially reasonable efforts to obtain the 4% Cumulative Preferred Stockholder Consent to the ranking of the Preferred Stock senior in right of dividends and payment upon liquidation to the 4% Cumulative Preferred Stock. In the event that 4% Cumulative Preferred Stockholder Consent is not obtained concurrently with Stockholder Approval, then the 4% Cumulative Preferred Stock shall be senior in right of dividends and payment upon liquidation to the Preferred Stock, and the Preferred Stock Certificate of Designation shall be modified, mutatis mutandis, to accommodate the rights of the 4% Cumulative Preferred Stock.

                  Section 6.14 Access to Information. The Company shall afford to the Investors reasonable access during normal business hours to its books, records, personnel and representatives, upon reasonable notice and in such a manner as will not unreasonably interfere with the conduct of the Company's business. The Investors shall be entitled to receive copies of all confidential financial information and reports prepared for the Company's lenders promptly upon furnishing such information to such lenders; provided however, that the foregoing information rights shall terminate with respect to any Investor once its holdings of the Notes fall below 15% of the aggregate outstanding principal amount of the Notes, and shall not be transferable.

                  Section 6.15 Voting Rights of Holders of the Series A Notes.
(a) The Company agrees to use commercially reasonable efforts to cause up to a number of persons selected by Holders of the Series A Notes, acting together, to be appointed or elected to a number of directorships on the Board of Directors in proportion to the percentage of fully diluted Common Stock represented by their outstanding Series A Notes (on an as-converted basis), rounded up to the nearest whole number (the "Series A Directors"); provided, however, that the number of directors that the Holders of Series A Notes may select to be so appointed or elected to the Board of Directors shall not exceed two-thirds of the total number of directors sitting on the Board of Directors at any time, less one directorship. The initial Series A Directors shall be as designated by written notice to the Company from the Series A Majority Holders. Any person nominated by the Series A Majority Holders to serve as a Series A Director shall be reasonably qualified to serve as director and meet the requirements of the definition of "independent" under the rules of the New York Stock Exchange. The Series A Majority Holders shall have the right to select the successor to any Series A Director who resigns or is removed from the Board of Directors. The Company agrees that, at the option of the Series A Majority Holders, at least one Series A Director designated by the Series A Majority Holders shall be nominated to serve on each of the committees of the Board of Directors, subject to any restrictions under applicable law or the rules and requirements of any securities exchange upon which any of the Company's securities may be listed.

                  (b) Within 5 Business Days of the Closing Date, the Board of Directors shall pass a resolution increasing the size of the Board of Directors to eleven (11). Reasonably promptly thereafter, the Board of Directors shall appoint two (2) persons selected by the Holders of the Series A Notes to the vacant directorships on the Board of Directors in accordance with clause (a) above. If such persons are appointed to the Board of Directors, the Company shall use commercially reasonable efforts to cause such persons to be elected as directors at the next stockholder meeting called for the purpose of electing directors.

                  Section 6.16 Management Incentive Plan. As soon as practicable after the Closing Date, the Board of Directors may approve the Management Incentive Plan. The material terms of the Management Incentive Package shall be acceptable to the Investors and be unanimously approved by the compensation committee of the Board of Directors prior to presentation to the Board of Directors.

                  Section 6.17 Business Interruption Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

                  Section 6.18 Property Insurance. Each of the Company and its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

                  Section 6.19 Liability Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in the amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

                                   ARTICLE VII

                             PREPAYMENT OF THE NOTES

                  Section 7.1 Optional Prepayments with Make-Whole Amount. At any time that is more than one year after the Issue Date, the Company may, at its option, upon notice as provided below, prepay all, but not less than all, of the aggregate principal amount of the Notes then outstanding, at 100% of the aggregate principal amount so prepaid, together with interest accrued and unpaid thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such aggregate principal amount. The Company shall give each Holder written notice of prepayment under this Section 7.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment (which shall be a Business Day). Each such notice shall specify such date and the interest to be paid on the prepayment date with respect to such aggregate principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

                  Section 7.2 Maturity; Surrender, Etc. In the case of prepayment of Notes pursuant to this Article 7, the aggregate principal amount of each Note shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, as aforesaid, interest on such aggregate principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

                  Section 7.3 [INTENTIONALLY OMITTED]

                  Section 7.4 Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided however, that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the aggregate principal amount of such Note that is to be prepaid pursuant to
Section 7.1.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, .25% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called

Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (B) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.1.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

                  Section 8.1 Events of Default. An "Event of Default" shall occur with respect to both the Series A Notes and the Series B Notes if:

                  (a) the Company defaults in the payment when due of interest on either the Series A Notes or the Series B Notes and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment when due of principal of either the Series A Notes or the Series B Notes when the same becomes due and payable at maturity or otherwise;

                  (c) the Company or any of its Subsidiaries fails, in any material way, to observe or perform any covenant or other agreement in this Agreement;

                  (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Material Subsidiaries (or the payment of which is guaranteed by the Company or any of its Material Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its Stated Maturity or is caused by a failure to pay principal of, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") and, in each case, the amount of such Indebtedness that is overdue, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2,000,000 or more;

                  (e) a final non-appealable judgment or final non-appealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Material Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $2,000,000 (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing); or a final non-appealable judgment or final non-appealable judgments for the payment of money or for the rescission of the sale of securities of the Company is entered by a court or courts of competent jurisdiction against the Company, or the Company enters into a settlement arrangement that includes the redemption, repurchase or cancellation of any of its securities, in either case with respect to an action filed by a security holder of the Company (other than a Holder of Notes in its capacity as such) alleging that the Company violated Section 5 of the Securities Act in connection with the offering and sale of the Notes hereunder;

                  (f) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally can not pay its debts as they become due; or

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (h) any Guarantee Agreement shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except pursuant to its terms), or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Guarantee Agreement; or

                  (i) the Company shall have failed to obtain Stockholder Approval on or before July 29, 2004.

                  The Company shall deliver written notice to the Holders within five days after any Officer of the Company has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would become an Event of Default under this Section 8.1.

                  Section 8.2 Acceleration. If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 8.1 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Series A Notes or Series B Notes, as applicable, may declare aggregate principal amount of the Series A Notes or Series B Notes, as applicable, to be due and payable immediately. Upon any such declaration, the principal amount of the Series A Notes or Series B Notes, as applicable, together with any accrued interest thereon, shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 8.1 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the aggregate principal amount of all Series A Notes and Series B Notes, together with any accrued interest thereon, shall be due and payable immediately without further action or notice. The Series A Majority Holders or the Series B Majority Holders, as applicable, may on behalf of all of the Holders of the Series A Notes or the Series B Notes, as applicable, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal and interest that has become due solely because of the acceleration) have been cured or waived.

                  Section 8.3 Other Remedies. (a) If an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of the principal amount of, and any accrued interest on, the Notes or to enforce the performance of any provision of the Notes or this Agreement.

                  (b) A Holder may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 8.4 Waiver of Past Defaults. The Series A Majority Holders or the Series B Majority Holders, as applicable, may on behalf of the Holders of all of the Series A Notes or Series B Notes, as applicable, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or accrued interest on, the Series A Notes or the Series B Notes, as applicable, (including in connection with an offer to purchase), provided however, that the Series A Majority Holders or the Series B Majority Holders, as applicable, may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 8.5 Control by Majority. The Series A Majority Holders or the Series B Majority Holders, as applicable, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders of Series A Notes or the Holders of Series B Notes, as applicable, or exercising any trust or power conferred on them.

                  Section 8.6 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of the principal amount of, and any accrued interest on, the Note on the Stated Maturity expressed in the Note or this Agreement (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided however, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Agreement upon any property subject to such Lien.

                                   ARTICLE IX

                         CONVERSION/EXCHANGE PROVISIONS

                  Section 9.1 Conversion/Exchange of Series A Notes.

                  (a) Conversion at the Option of Holders.

                  (i) Each Holder of the Series A Notes shall have the right, at any time, at its option, subject to the terms and provisions of this Agreement, to convert the aggregate principal amount of the Series A Notes or any portion thereof held by such Holder into shares of Common Stock at the Series A Conversion Price, up to a maximum of 15 million shares for all Series A Notes.

                  (ii) The conversion right of a Holder of Series A Notes shall be exercised by such Holder by the surrender of the Series A Notes to be converted to the Company at any time during usual business hours at the Company's principal place of business, accompanied by written notice of conversion (with respect to such conversion, a "Series A Conversion Notice") specifying the principal amount thereof to be converted (together with such interest) duly executed and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by such Holder or its attorney duly authorized in writing. Holders of Series A Notes shall specify the name or names in which a certificate or certificates for shares of Common Stock are to be issued. The date on which a Series A Conversion Notice is delivered to the Company (as determined in accordance with Section 14.4 hereof) shall be the "Series A Conversion Date" with respect thereto.

                  (iii) In the event that the Company does not obtain Stockholder Approval on or before July 29, 2004, then (i) the Series A Notes that have not, as of such date, been converted into shares of Common Stock pursuant to Section 9.1(a)(i) shall not be convertible and shall remain outstanding until the Series A Maturity Date and (ii) any Common Stock into which the Series A Notes have been converted shall be exchanged for shares of the Company's Serial Preference Stock with an aggregate liquidation preference of $2.00 per share of the Common Stock exchanged therefor.

                  (b) If the Company receives Stockholder Approval on or before July 29, 2004, at any time thereafter, if the Series B Majority Holders make a concurrent similar election with respect to the Series B Notes pursuant to
Section 9.2(a), the Series A Majority Holders may, on behalf of all the Holders of the Series A Notes, elect upon 10 days prior written notice to the Company, to exchange the aggregate principal amount of the Series A Notes, together with all shares of Common Stock held by Holders as a result of conversion thereof, into an aggregate of $30 million in liquidation preference of Preferred Stock at the Series A Exchange Rate.

                  (c) Mandatory Exchange of Series A Notes.

                  (i) If (A) the Company receives Stockholder Approval on or before July 29, 2004 and (B) the Euro Note Refinancing Condition is satisfied at any time, then upon the occurrence of the events described in the foregoing clauses (A) and (B), the aggregate principal amount of the Series A Notes, together with all shares of Common Stock held by Holders as a result of conversion thereof, shall be exchanged for an aggregate of $30 million in liquidation preference of Preferred Stock at the Series A Exchange Rate.

                  (ii) Holders of Series A Notes shall surrender their Series A Notes or Common Stock, as the case may be, to the Company during usual business hours at the office of the Company. Holders of Series A Notes shall specify the name or names in which a certificate or certificates for shares of Preferred Stock are to be issued.

                  Section 9.2 Exchange of Series B Notes.

                  (a) If (i) the Company receives Stockholder Approval on or before July 29, 2004, and (ii) any required HSR Approval has occurred, then at any time following the occurrence of the events described in the foregoing clauses (i) and (ii), if the Series A Majority Holders make a concurrent similar election with respect to the Series A Notes pursuant to Section 9.1(b), the Series B Majority Holders may, on behalf of all the Holders of the Series B Notes, elect, upon 10 days prior written notice to the Company, to exchange the aggregate principal amount of the Series B Notes into an aggregate of $70 million in liquidation preference of Preferred Stock at the Series B Exchange Rate.

                  (b) If (i) the Company obtains Stockholder Approval on or before July 29, 2004, (ii) any required HSR Approval has occurred and (iii) the Euro Note Refinancing Condition is satisfied at any time, then, upon the occurrence of the events described in the foregoing clauses (i), (ii) and (iii), the aggregate principal amount of the Series B Notes shall be exchanged for an aggregate of $70 million in liquidation preference of Preferred Stock at the Series B Exchange Rate.

                  (c) Holders of Series B Notes may surrender their Series B Notes to the Company during usual business hours at the office of the Company. Holders of Series B Notes shall specify the name or names in which a certificate or certificates for shares of Preferred Stock are to be issued.

                  (d) In the event that (i) the Company does not obtain Stockholder Approval on or before July 29, 2004 or (ii) any required HSR Approval does not occur, the Series B Notes shall not be exchangeable and shall remain outstanding until the Series B Maturity Date.

                  Section 9.3 Issuance of Certificates. The Holder surrendering a Note for conversion or exchange pursuant to the terms of this Section 9.3, in whole or in part, in a transaction that would require approval by any Governmental Entity, shall promptly make all filings which (i) may be required in connection with such conversion or exchange under applicable laws, rules or regulations or (ii) are required pursuant to Section 13.5 hereof. Any such Holder shall provide each other Holder with such necessary information and assistance as may reasonably be requested in connection with such filings. As promptly as practicable after the surrender of a Note for conversion or exchange (or, if applicable, the receipt of required approvals from Governmental Entities) (but in no event later than three Trading Days after such surrender, in the absence of any required approvals from Governmental Entities), the Company at its expense shall deliver or cause to be delivered at its principal office to or upon the written order of the Holder of such Note so surrendered
(a) certificates bearing, if required by the terms hereof, the restrictive legends set forth in Section 5.11 hereof, representing the number of fully paid and non-assessable shares of Preferred Stock or Common Stock, as the case may be, into which such Note is being converted or exchanged in accordance with the provisions hereof, and (b) in the case of conversion of a Series A Note pursuant to Section 9.1(a)(i), a Series A Note, registered in the name of such Holder, representing the portion of the principal amount, if any, of the surrendered Series A Note that is not being exchanged at such time, dated so that there will be no loss of interest on such principal amount and otherwise of like tenor.

                  Section 9.4 No Fractional Shares. If, but for the provisions of this Section 9.4, the conversion or exchange of any Note for Preferred Stock or Common Stock, as the case may be, were to result in the issuance by the Company of a fraction of a share of Preferred Stock or Common Stock, as the case may be, the Company, at its option, shall either (a) round up such fraction to the nearest whole share, or (b) pay an amount in cash equal to the product of
(i) such fraction, multiplied by (ii) the Fair Market Value of a share of Preferred Stock or Common Stock, as the case may be, on (x) the Series A Conversion Date, with respect to conversion pursuant to Section 9.1(a)(i) or (y) Stockholder Approval, with respect to exchange pursuant to Section 9.1(c)(i) or
Section 9.2(a), in each case computed to the nearest whole cent, in lieu of issuing a fractional share.

                  Section 9.5 Adjustment of Exchange Price. If, after the date hereof, the Company grants or sells any Common Stock or securities convertible or exchangeable or exercisable for any Common Stock at a price below the then applicable Series A Conversion Price or 1% of the then applicable Series A Exchange Rate or Series B exchange Rate (a "Dilutive Issuance"), then (i) the Series A Conversion Price shall be adjusted to equal the consideration paid per share of Common Stock or securities convertible or exchangeable or exercisable for any Common Stock in the Dilutive Issuance and (ii) the Series A Exchange Rate and Series B Exchange Rate shall be adjusted to equal the product of (a) the consideration paid per share of Common Stock or securities convertible or exchangeable or exercisable for any Common Stock in the Dilutive Issuance and
(b) 100; provided, however, that no adjustment shall be made to the Series A Conversion Price, the Series A Exchange Rate or the Series B Exchange Rate as a result of any issue or sale of any Capital Stock or any securities convertible into or exchangeable for Capital Stock not prohibited by Section 6.11.

                  Section 9.6 Reservation of Common Stock. The Company shall have reserved 15,000,000 shares of Common Stock for issuance to Holders of Series A Notes upon conversion thereof pursuant to Section 9.1(a)(i), which will be sufficient to allow the aggregate principal amount of Series A Notes to be converted into Common Stock. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully paid and non-assessable, free from preemptive or similar rights on the part of the holders of any shares of Capital Stock or securities of the Company, and free from all Liens or other charges with respect to the issuance thereof. The Company will take all such action as may be necessary to assure that such shares of Common Stock, as the case may be, may be so issued without violation by the Company of any applicable law or regulation.

                  Section 9.7 Taxes. The issuance of certificates for shares of Preferred Stock or Common Stock, as the case may be, upon the exchange of any Note shall be made without charge to the Holder for any documentary, stamp or similar issue Tax due in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name as may be directed by, the Holder of such Note; provided however, that the Company shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of such Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requiring the issuance thereof shall have paid to the Company the amount of such Tax or shall have established to the satisfaction of the Company that such Tax has been paid. The Holder of a Note shall be responsible for the payment of all applicable income Taxes in connection with the conversion or exchange of such Note.

                                    ARTICLE X

                REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES

                  Section 10.1 Note Register. The Company will keep at its principal office a register in which the Company will provide for the registration of the Notes and the registration of transfers of the Notes. The Company may treat the Person in whose name the Note is registered on such register as the owner and holder thereof for the purpose of receiving payment of the principal of and interest on the Note and for all other purposes, whether or not the Note shall be overdue, and the Company shall not be affected by any notice to the contrary.

                  Section 10.2 Transfer, Conversion and Exchange of Notes. Upon surrender of one or more Notes for registration of transfer or for conversion or exchange to the Company at its principal office with evidence that all applicable transfer taxes have been paid, the Company at its expense will execute and deliver in exchange therefor one or more Notes in the aggregate unpaid principal amount(s) of such surrendered Note(s). Each such new Note shall be registered in the name of such Person, or its nominee, as such Holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor. Any Holder who transfers a Note shall notify the Company within three (3) days of such transfer.

                  Section 10.3 Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount and form as the Company may determine (or of an indemnity agreement from the Holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Holder for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

                                   ARTICLE XI

                                   GUARANTEES

                  Section 11.1 Execution and Delivery of Guarantee Agreements. The Company shall cause Milacron Capital Holdings B.V. to execute and deliver at the Closing to the Investors a Guarantee Agreement substantially in the form attached as Exhibit E hereto, duly executed on behalf of Milacron Capital Holdings B.V. by an Officer thereof.

                  Section 11.2 Subsidiary Guarantors May Consolidate, etc., on Certain Terms. (a) Nothing contained in this Agreement, in any Guarantee Agreement or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Guarantee Agreement of the Subsidiary Guarantor being consolidated or merged or into the Company or such other Subsidiary Guarantor (or the assets of which are being so transferred) shall no longer have any force or effect.

                  (b) Nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor, to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same in the event that such consolidation, merger or transfer complies with the terms and conditions of this Agreement and any Guarantee Agreement.

                  Section 11.3 Releases Following Sale of Assets. Concurrently with any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, in each case, in compliance with the terms hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) shall be released from and relieved of its obligations under its Guarantee Agreement and this Article 11, as the case may be. Any Subsidiary Guarantor not released from its obligations under its Guarantee Agreement shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Guarantee Agreement as provided in this Article 11.

                  Section 11.4 Application of Certain Terms and Provisions to the Subsidiary Guarantors. (a) For purposes of any provision of this Agreement that provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate, the definitions of such terms in Section 1 shall apply to such Subsidiary Guarantor, as if references therein to the Company were references to such Subsidiary Guarantor.

                  (b) Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Holders to or on any Subsidiary Guarantor may be given or served as described in this Agreement as if references therein to the Company were references to such Subsidiary Guarantor.

                  Section 11.5 Subordination. The Guarantee Agreement shall be subordinated pursuant to its terms and the terms of the Intercreditor Agreement.

                                   ARTICLE XII

                              CONDITIONS TO CLOSING

                  Section 12.1 Conditions to Obligations of the Investors. The obligation of each of the Investors to acquire Notes at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

                  (a) The representations and warranties made by the Company in
Article 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date (unless any representation or warranty refers to a specific earlier date, in which case it shall have been true and correct in all material respects at such date).

                  (b) All covenants, agreements and conditions to be performed by the Company or its Subsidiaries on or prior to the Closing contained in this Agreement and the other Transaction Documents to which either is a party shall have been performed or complied with in all material respects.

                  (c) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents.

                  (d) There shall not be in effect any law, rule or regulation prohibiting or restricting such purchase or requiring any consent or approval of any Person which shall not have been obtained to issue the Notes (except as otherwise provided in this Agreement).

                  (e) The Investors shall have received an opinion of Cravath, Swaine & Moore LLP, counsel to the Company, with respect to the enforceability of the Notes and such other matters as may be customary for transactions of this type, including, without limitation, the enforceability of the Guarantee Agreement and the Milacron Pledge Agreement, in each case in form and substance reasonably satisfactory to the Investors.

                  (f) The Investors shall have received an opinion of Stibbe P.C., Dutch counsel to the Company, with respect to the legality, validity and enforceability of the Milacron Dutch Pledge Agreement and the Milacron Capital Holdings B.V. Pledge Agreement.

                  (g) The Company and any other Person (other than an Investor) shall have entered into the Transaction Documents to which it is a party.

                  (h) The Investors shall have received a completely executed copy of each of the Transaction Documents to which it is a party.

                  (i) The Board of Directors shall have adopted a Board Resolution approving the issuance of shares of Serial Preference Stock and, subject to Stockholder Approval, Preferred Stock and Common Stock by the Company pursuant to the transactions contemplated by this Agreement.

                  (j) The Senior Secured Debt Facility shall have become effective, and the conditions to borrowing thereunder shall have been satisfied.

                  (k) The Company shall have paid to the Investors the Transaction Fee.

                  (l) The Company shall have entered into (i) a pledge agreement (the "Milacron Pledge Agreement"), in form and substance satisfactory to the Investors, granting the Holders a silent second-priority pledge of 100% of the capital stock of each of the following wholly-owned Subsidiaries of the Company:
(A) Uniloy Milacron U.S.A. Inc.; (B) Milacron Plastics Technologies Group Inc.;
(C) Milacron Marketing Company; (D) Milacron Industrial Products, Inc.; (E) Cimcool Industrial Products Inc.; (F) Uniloy Milacron Inc.; (G) D-M-E Company; and (H) Milacron Resin Abrasives Inc.; and (ii) a pledge agreement (the "Milacron Dutch Pledge Agreement") in form and substance satisfactory to the Investors granting the Holders a third-priority pledge of 100% of the capital stock of Milacron Capital Holdings B.V.

                  (m) Milacron Capital Holdings B.V. shall have entered into a pledge agreement (the "Milacron Capital Holdings B.V. Pledge Agreement"), in form and substance satisfactory to the Investors, granting the Holders a second-priority pledge of 65% of the capital stock of Milacron B.V.

                  (n) The Company shall have delivered to the Investors an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in clauses (a) and (b) of this Section 12.1 have been fulfilled.

                  Section 12.2 Conditions to the Obligations of the Company. The obligation of the Company to issue the Notes at the Closing is subject to the fulfillment on or prior to Closing of the following conditions, each of which may be waived in writing by the Company to the extent permitted by law:

                  (a) The representations and warranties made by each of the Investors in Article 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date (unless any representation or warrant refers to a specific earlier date, in which case it shall have been true and correct in all material respects at such date).

                  (b) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents.

                  (c) Each of the Investors shall have entered into the Transaction Documents to which it is a party.

                  (d) The Investors shall have paid to the Company the aggregate purchase price for the Notes.

                                  ARTICLE XIII

                                COLLATERAL AGENT

                  Section 13.1 Appointment of Collateral Agent. The Holders hereby appoint and authorize Mizuho to act for the Holders as the Collateral Agent in connection with the transactions contemplated by this Agreement and the other Transaction Documents on the terms set forth herein. The duties of the Collateral Agent are to (i) maintain, in accordance with its customary business practices, records reflecting the status of the Collateral and related matters and (ii) perform, exercise and enforce any and all rights and remedies of the Holders with respect to the Collateral.

                  Section 13.2 Collateral Agent's Resignation. The Collateral Agent may resign at any time by giving at least 30 days' prior written notice of its intention to do so to each Holder and upon the appointment by the Holders of a successor Collateral Agent. If no successor Collateral Agent shall have been appointed and shall have accepted such appointment within 45 days after the resigning Collateral Agent's giving of such notice of resignation, then the resigning Collateral Agent may appoint a successor Collateral Agent which shall be a bank or a trust company having a combined capital, surplus and undivided profit of at least $500,000,000. Upon the appointment of a new Collateral Agent hereunder, the term "Collateral Agent" shall for all purposes of this Agreement thereafter mean such successor. After any resigning Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Agreement shall continue to inure to the benefit of such resigning Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

                  Section 13.3 Standard of Conduct.

                  (a) The Collateral Agent shall not be liable for any loss or damage, including fees and expenses of counsel, resulting from its action or omission to act or otherwise, as Collateral Agent, except for any loss, damage, claim or expense arising out of its own gross negligence or willful misconduct. The Collateral Agent may, with respect to questions of law, apply for and obtain the advice and opinion of competent counsel and shall be fully protected with respect to anything done or omitted by it in good faith and conformity with such advice or opinion.

                  (b) The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.

                  Section 13.4 Nature of Duties. The Collateral Agent shall have no duties or responsibilities whatsoever, as Collateral Agent, except such duties and responsibilities as are specifically set forth in this Agreement and no covenant or obligation shall be implied against the Collateral Agent in connection with this Agreement.

                  Section 13.5 Indemnification. The Company agrees to indemnify the Collateral Agent and to hold it harmless against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which the Collateral Agent may sustain or incur or which may be asserted against the Collateral Agent by reason of or as a result of any action taken or omitted by the Collateral Agent in connection with operating under this Agreement or any Transaction Document, except those costs, expenses, damages, liabilities or claims arising out of the negligence or willful misconduct of the Collateral Agent or any of its employees. This indemnity shall be a continuing obligation of the Company notwithstanding the termination of this Agreement or any Transaction Document.

                  Section 13.6 Collateral Matters.

                  (a) The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or dispose of the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment by the Company of amounts due pursuant to the terms of this Agreement or the Notes. The Collateral Agent Advances shall be repayable on demand by the Company, be secured by the Collateral and shall bear interest at a rate per annum equal to the rate of interest then applicable for the Notes. The Collateral Agent shall notify each Holder and the Company in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance.

                  (b) The Holders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon payment by the Company of all amounts due under this Agreement and the Notes.

                  (c) The Collateral Agent shall have no obligation whatsoever to any Holder to assure that the Collateral exists or is owned by the Company or Milacron Capital Holdings B.V. or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to this Agreement or any other Transaction Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Article 13 or in any other Transaction Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Holders.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                  Section 14.1 Expenses. All Expenses incurred in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the Company.

                  Section 14.2 Survival. All express representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this

Agreement, any investigation at any time made by the Investors or on behalf of the Investors, the issuance of the Notes hereunder, and any disposition, payment, conversion or redemption of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Company under this Agreement.

                  Section 14.3 Amendments and Waivers. Except as expressly provided elsewhere herein or in the Notes, any term of this Agreement or of the Notes may be amended or modified, and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Majority Holders; provided, however, that any term of this Agreement or of the Notes that affects the rights or duties of only Holders of the Series A Notes (but not Holders of the Series B Notes) or Holders of the Series B Notes (but not Holders of the Series A Notes) may be amended or modified, and the observance of any term of this Agreement or of the Notes that affects the rights or duties of only Holders of the Series A Notes (but not Holders of the Series B Notes) or Holders of the Series B Notes (but not Holders of the Series A Notes) may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company and (ii) the Series A Majority Holders or the Series B Majority Holders, as applicable. Any provision of this Agreement or the Notes that expressly provides for waiver or consent by a specified group or percentage of the Investors or Holders may be amended or waived only by such specified group or percentage of the Investors or Holders. Any amendment or waiver effected in accordance with this Section 14.3 shall be binding upon each Holder of the Notes, each future Holder of the Notes and the Company. Notwithstanding the foregoing, this Agreement or the Notes may be amended or supplemented, without the consent of any Holder of a Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 14.3 may not, with respect to any Note held by a non-consenting Holder:

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal amount of, or change the scheduled maturity of, such Note;

                  (c) reduce the Interest Rate applicable to such Note, or change the time for payment of interest on such Note;

                  (d) waive a Default or Event of Default in the payment of interest or principal on such Note (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

                  (e) make the principal of, or interest on, such Note payable in currency or assets other than that stated in this Agreement or the Notes;

                  (f) except as expressly provided herein or in the Notes, increase the Series A Conversion Price or the Exchange Rate, limit the times at which or amounts for which Notes may be converted or exchanged into Preferred Stock or Common Stock or change the nature of the consideration to be received upon a conversion or exchange of Notes; or

                  (g) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of the Holder of such Note to receive payments of principal of or interest on such Note.

                  Section 14.4 Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission, addressed to the general counsel for each Party at the address set forth below for such Party or at such other address or to the attention of such other officers as such Party shall have furnished in writing pursuant to this
Section 14.4. Such notice shall be deemed to have been received: (i) three (3) days after the date of mailing if sent by certified or registered mail, (ii) one
(1) day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding business day after transmission by facsimile.

                  If to the Company:

                  Milacron Inc.
                  2090 Florence Avenue
                  Cincinnati, OH 45206
                  Telephone: (513) 487-5000
                  Facsimile: (513) 487-5057
                  Attention: Ronald D. Brown

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York  10019
                  Tel: (212) 474-1000
                  Fax: (212) 474-3700
                  Attention: Mark I. Greene, Esq.

                  If to the Investors:

                  As set forth on Attachment 1 hereto

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY  10038
                  Telephone: (212) 504-6000
                  Facsimile: (212) 504-6666
                  Attention:  Gregory M. Petrick, Esq.

                  Section 14.5 Regulatory Approvals.

                  (a) The Company and each Holder required to file notification under the HSR Act with respect to the transactions contemplated by this Agreement shall file all necessary documentation pursuant to the HSR Act within 10 Business Days after the Closing. The Parties hereto shall provide each other with such necessary information and assistance as may reasonably be requested in connection with such filings.

                  (b) The Company and each Holder shall make all filings, applications and notices required to effectuate the transactions contemplated by this Agreement pursuant to applicable law or regulation or New York Stock Exchange rule within 10 Business Days after the Closing. The Parties hereto shall provide each other with such necessary information and assistance as may reasonably be requested in connection with such filings, applications and notices.

                  Section 14.6 Pledge Agreements. The parties hereto agree with the terms and conditions of the "Covenant to Pay" as included in Section 1 of each of the Milacron Capital Holdings B.V. Pledge Agreement and the Milacron Dutch Pledge Agreement.

                  Section 14.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 14.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all of the Holders.

                  Section 14.9 Choice of Law; Choice of Forum; Jury Trial
Waiver.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

                  (b) IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS LOCATED IN SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

                  (c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 14.10 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this

Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

                  Section 14.11 No Waiver. It is agreed that a waiver by any Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by the breaching Party.

                  Section 14.12 Further Assurances. The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including entering into the other Transaction Documents to which each is a Party.

                  Section 14.13 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.

                           MILACRON INC.,

                             By: /s/ Ronald D. Brown
                                 --------------------------------------
                                 Name: Ronald D. Brown
                                 Title: Chairman, President and Chief
                                        Financial Officer

                           GLENCORE FINANCE AG

                             By: /s/ Steven Isaacs
                                 --------------------------------------
                                 Name: Steven Isaacs
                                 Title: Director

                           MIZUHO INTERNATIONAL PLC

                             By: /s/ Matthew M. Weber
                                 --------------------------------------
                                 Name: Matthew M. Weber
                                 Title: Attorney

                                  ATTACHMENT 1

                                 AGGREGATE          AGGREGATE
                              PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                             OF SERIES A NOTES  OF SERIES B NOTES     AGGREGATE
         INVESTOR                PURCHASED          PURCHASED       PURCHASE PRICE
---------------------------  -----------------  -----------------  ---------------
Glencore Finance AG             $21,000,000        $49,000,000       $70,000,000
Baarermattstrasse 3
CH-6341 Baar
SWITZERLAND
Tel: 011 41 41 709 2340
Fax:  011 41 41 709 2848
Attention: Steven Isaacs

Mizuho International plc        $ 9,000,000        $21,000,000       $30,000,000
Bracken House
One Friday Street
London  EC4M 9JA
UNITED KINGDOM
Tel: 011 44 207 236 1090
Fax: 011 44 207 090 6806
Attention: Patrick Collins

                                                                       EXHIBIT A

                             [Form of Series A Note]

--------------------------------------------------------------------------------

                   20% Secured Step-Up Series A Notes due 2007

                  No. [ ] $____________

                                  MILACRON INC.

promises to pay to

or registered assigns,

the principal sum of ________

Dollars on March 15, 2007.

Interest Payment Dates: March 15 and September 15 (commencing on September 15,
2004)

Record Dates:  February 28 and August 31

Dated:  March 12, 2004

                                                MILACRON INC.

                                                By: ___________________________
                                                    Name:
                                                    Title:

                                                By: ___________________________
                                                    Name:
                                                    Title:

                                 [Back of Note]
                   20% Secured Step-Up Series A Notes due 2007

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

This Instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of March 12, 2004 among Glencore Finance AG, Mizuho International plc, Milacron Inc. (the "Company") Milacron Capital Holdings B.V. ("Dutch Holdco") and Credit Suisse First Boston, acting through its Cayman Islands Branch, as agent (the "Agent") to the indebtedness (including interest) owed by the Company and Dutch Holdco (collectively, the "Credit Parties") pursuant to that certain Financing Agreement dated as of March 12, 2004 among the Credit Parties, the Agent and the lenders from time to time party thereto, as such Financing Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement, and each holder of this Instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement dated as of March 12, 2004 by and among Milacron Inc., Glencore Finance AG and Mizuho International plc (the "Note Purchase Agreement").

         1. INTEREST. Milacron Inc., a Delaware corporation (the "Company"), promises to pay interest semi-annually on March 15 and September 15 of each year, commencing September 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Subject to the last sentence of this Section 1, interest on the Series A Notes shall be paid as follows:

                  (a) on the first Series A Interest Payment Date, (i) cash at a rate of 12% per annum and (ii) additional Series A Notes with a principal amount equal to the interest accrued from the Issue Date at a rate of 8% per annum;

                  (b) on the next following Series A Interest Payment Date, (i) cash at a rate of 16% per annum and (ii) additional Series A Notes with a principal amount equal to the interest accrued from the last Series A Interest Payment Date at a rate of 8% per annum;

                  (c) on the next following Series A Interest Payment Date, (i) cash at a rate of 20% per annum and (ii) additional Series A Notes with a principal amount equal to the interest accrued from the last Series A Interest Payment Date at a rate of 4% per annum; and

                  (d) on the next following Series A Interest Payment Date and thereafter until the Series A Maturity Date, cash at a rate of 24% per annum.

         If the Company is prohibited at any time by the terms of any of its Financing Agreements from paying interest on the Series A Notes in cash, any such interest shall be payable in kind at a rate that is 2.0% per annum in excess of the portion of the then applicable Series A Interest Rate payable in cash; provided however, that in no event shall the interest payable on the Series A Notes exceed 24.99% at any time.

         Notwithstanding the foregoing, if the Company obtains Stockholder Approval on or before July 29, 2004, the Series A Interest Rate shall be reset, retroactively from the Issue Date, to 6% per annum, payable in cash.

         2. METHOD OF PAYMENT. The Company will pay interest on the Series A Notes to the Persons who are registered Holders at the close of business on the February 28 or August 31 next preceding an Interest Payment Date, even if such Series A Notes are canceled after such record date and on or before such Interest Payment Date. Each payment of interest on the Series A Notes will be made to the Holder by certified or bank cashier's check or wire transfer of immediately available funds, or by the issuance of additional Series A Notes, as and to the extent applicable, at such address or to such account as the Holder specifies in writing to the Company at least five Business Days before such payment is to be made. Any such written instructions may provide that the information contained therein shall continue to be in effect with respect to subsequent interest payments until thereafter modified by written instructions of such Holder, which modified instructions shall take effect as of the next Interest Payment Date occurring more than five Business Days after delivery of such modified instructions. Any Series A Note issued to a Holder as payment of interest due on an Interest Payment Date will be issued in a principal amount equal to the amount of such interest, will commence accruing interest as of the calendar day immediately following such Interest Payment Date, will otherwise have the same terms as the Series A Notes issued at Closing and will be subject to the provisions and have the benefits of the Note Purchase Agreement.

         3. SUBSIDIARY GUARANTOR. Payment of principal and interest on the Series A Notes is guaranteed by the Subsidiary Guarantor as described in Article 11 of the Note Purchase Agreement. By acceptance of this Series A Note, the Holder agrees that such guarantee is subordinated in full to the rights of the lenders under the Senior Secured Debt Facility as described in Section 11.5 of the Note Purchase Agreement.

         4. SECURITY. The Series A Notes are secured obligations of the Company and the Subsidiary Guarantor. The Series A Notes are secured by: (i) a second-priority pledge of 100% of the capital stock of Milacron Capital Holdings B.V. and 65% of the capital stock of Milacron B.V.; and (ii) a second-priority pledge of 100% of the capital stock of each directly wholly-owned domestic Subsidiary of the Company.

         5. CONVERSION/EXCHANGE. Each Holder of the Series A Notes shall have the right, at any time, at its option, subject to the terms and provisions of the Note Purchase Agreement, to convert the aggregate principal amount of the Series A Notes or any portion thereof held by such Holder into shares of Common Stock at the Series A Conversion Price, up to a maximum of 15 million shares for all Series A Notes. If (A) the Company receives Stockholder Approval on or before July 29, 2004 and (B) the Euro Note Refinancing Condition is satisfied at any time, then, upon the occurrence of the events described in the foregoing clauses (A) and (B), the aggregate principal amount of the Series A Notes, together with all shares of Common Stock held by Holders as a result of conversion thereof, shall be exchanged for an aggregate of $30 million in liquidation preference of Preferred Stock at the Series A Exchange Rate. If the Company receives Stockholder Approval on or before July 29, 2004, at any time thereafter, if the Series B Majority Holders make a similar concurrent election with respect to the Series B Notes pursuant to Section 9.2(a) of the Note Purchase Agreement, the Series A Majority Holders may, on behalf of all the Holders of the Series A Notes, elect, upon 10 days prior written notice to the Company, to exchange the aggregate principal amount of the Series A Notes, together with all shares of Common Stock held by Holders as a result of conversion thereof, into an aggregate of $30 million in liquidation preference of Preferred Stock at the Series A Exchange Rate. In the event that the Company does not obtain Stockholder Approval on or before July 29, 2004, then (i) the Series A Notes that have not, as of such date, been converted into shares of Common Stock pursuant to Section 9.1(a)(i) of the Note Purchase Agreement shall not be convertible and shall remain outstanding until the Series A Maturity Date and (ii) any Common Stock into which the Series A Notes have been converted shall be exchanged for shares of the Company's Serial Preference Stock with an aggregate liquidation preference of $2.00 per share of the Common Stock exchanged therefor.

         6. DENOMINATIONS, TRANSFER. The Series A Notes are in registered form without coupons in minimum denominations of $5,000 and integral multiples of $1,000. The transfer of Series A Notes may be registered as provided in the Note Purchase Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law in connection with a transfer or conversion.

         7. PERSONS DEEMED OWNERS. The registered Holder of a Series A Note may be treated as its owner for all purposes.

         8. AMENDMENT, SUPPLEMENT AND WAIVER. Except as expressly provided elsewhere herein or in the Note Purchase Agreement, any term of the Notes or of the Note Purchase Agreement may be amended or modified, and the observance of any term of the Notes or of the Note Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Majority Holders; provided, however, that any term of the Notes or the Note Purchase Agreement that affects the rights or duties of only Holders of the Series A Notes (but not Holders of the Series B Notes) or Holders of the Series B Notes (but not Holders of the Series A Notes) may be amended or modified, and the observance of any term of the Notes or of the Note Purchase Agreement that affects the rights or duties of only Holders of the Series A Notes (but not Holders of the Series B Notes) or Holders of the Series B Notes (but not Holders of the Series A Notes) may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company and
(ii) the Series A Majority Holders or the Series B Majority Holders, as applicable. Any provision of this Series A Note or the Note Purchase Agreement that expressly provides for waiver or consent by a specified group or percentage of the Investors or Holders may be amended or waived only by such specified group or percentage of the Investors or Holders. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder of the Series A Notes, each future Holder and the Company. Notwithstanding the foregoing, the Series A Notes (including this Series A Note) or the Note Purchase Agreement may be amended or supplemented, without the consent of any Holder of this Series A Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder of the Series A Notes, to make any change that would provide any additional rights or benefits to the Holders of the Series A Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this
Section 8 or Section 14.3 of the Note Purchase Agreement may not, with respect to any Series A Note held by a non-consenting Holder:

                  (a) reduce the principal amount of Series A Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal amount of, or change the scheduled maturity of, such Series A Note;

                  (c) reduce the Interest Rate applicable to such Series A Note or change the time for payment of interest on such Note;

                  (d) waive a Default or Event of Default in the payment of interest or principal on such Series A Note (except a rescission of acceleration of the Series A Notes by the Series A Majority Holders and a waiver of the payment default that resulted from such acceleration);

                  (e) make the principal of, or interest on, such Series A Note payable in currency or assets other than that stated in such Series A Note or the Note Purchase Agreement;

                  (f) except as expressly provided in such Series A Note or the Note Purchase Agreement, increase the Series A Conversion Price or the Series A Exchange Rate, limit the times at which or amounts for which such Series A Note may be converted or exchanged into Preferred Stock or Common Stock or change the nature of the consideration to be received upon a conversion or exchange of a Series A Note; or

                  (g) make any change in the provisions of the Note Purchase Agreement relating to waivers of past Defaults or the rights of the Holder of such Series A Note to receive payments of principal of or interest on such Series A Note.

         9.       DEFAULTS AND REMEDIES. Defaults and remedies are set forth in
Article 8 of the Note Purchase Agreement.

         10. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Series A Notes or the Note Purchase Agreement for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Series A Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Series A Notes.

                                                                       EXHIBIT B

                             [Form of Series B Note]
--------------------------------------------------------------------------------

                   20% Secured Step-Up Series B Notes due 2007

                  No. [ ] $____________

                                  MILACRON INC.

promises to pay to

or registered assigns,

the principal sum of ________

Dollars on March 15, 2007.

Interest Payment Dates: March 15 and September 15 (commencing on September 15,
2004)

Record Dates:  February 28 and August 31

Dated:  March 12, 2004

                                                MILACRON INC.

                                                By: ___________________________
                                                    Name:
                                                    Title:

                                                By: ___________________________
                                                    Name:
                                                    Title:

                                 [Back of Note]
                   20% Secured Step-Up Series B Notes due 2007

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

This Instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of March 12, 2004 among Glencore Finance AG, Mizuho International plc, Milacron Inc. (the "Company") Milacron Capital Holdings B.V. ("Dutch Holdco") and Credit Suisse First Boston, acting through its Cayman Islands Branch, as agent (the "Agent") to the indebtedness (including interest) owed by the Company and Dutch Holdco (collectively, the "Credit Parties") pursuant to that certain Financing Agreement dated as of March 12, 2004 among the Credit Parties, the Agent and the lenders from time to time party thereto, as such Financing Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement, and each holder of this Instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement dated as of March 12, 2004 by and among Milacron Inc., Glencore Finance AG and Mizuho International plc (the "Note Purchase Agreement").

         1. INTEREST. Milacron Inc., a Delaware corporation (the "Company"), promises to pay interest semi-annually on March 15 and September 15 of each year, commencing September 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Subject to the last sentence of this Section 1, interest on the Series B Notes shall be paid as follows:

                  (a) on the first Series B Interest Payment Date, (i) cash at a rate of 12% per annum and (ii) additional Series B Notes with a principal amount equal to the interest accrued from the Issue Date at a rate of 8% per annum;

                  (b) on the next following Series B Interest Payment Date, (i) cash at a rate of 16% per annum and (ii) additional Series B Notes with a principal amount equal to the interest accrued from the last Series B Interest Payment Date at a rate of 8% per annum;

                  (c) on the next following Series B Interest Payment Date, (i) cash at a rate of 20% per annum and (ii) additional Series B Notes with a principal amount equal to the interest accrued from the last Series B Interest Payment Date at a rate of 4% per annum; and

                  (d) on the next following Series B Interest Payment Date and thereafter until the Series B Maturity Date, cash at a rate of 24% per annum.

         If the Company is prohibited at any time by the terms of any of its Financing Agreements from paying interest on the Series B Notes in cash, any such interest shall be payable in kind at a rate that is 2.0% per annum in excess of the portion of the then applicable Series B Interest Rate payable in cash; provided however, that in no event shall the interest payable on the Series B Notes exceed 24.99% at any time.

         Notwithstanding the foregoing, if the Company obtains Stockholder Approval on or before July 29, 2004, the Series B Interest Rate shall be reset, retroactively from the Issue Date, to 6% per annum, payable in cash.

         2. METHOD OF PAYMENT. The Company will pay interest on the Series B Notes to the Persons who are registered Holders at the close of business on the February 28 or August 31 next preceding an Interest Payment Date, even if such Series B Notes are canceled after such record date and on or before such Interest Payment Date. Each payment of interest on the Series B Notes will be made to the Holder by certified or bank cashier's check or wire transfer of immediately available funds, or by the issuance of additional Series B Notes, as and to the extent applicable, at such address or to such account as the Holder specifies in writing to the Company at least five Business Days before such payment is to be made. Any such written instructions may provide that the information contained therein shall continue to be in effect with respect to subsequent interest payments until thereafter modified by written instructions of such Holder, which modified instructions shall take effect as of the next Interest Payment Date occurring more than five Business Days after delivery of such modified instructions. Any Series B Note issued to a Holder as payment of interest due on an Interest Payment Date will be issued in a principal amount equal to the amount of such interest, will commence accruing interest as of the calendar day immediately following such Interest Payment Date, will otherwise have the same terms as the Series B Notes issued at Closing and will be subject to the provisions and have the benefits of the Note Purchase Agreement.

         3. SUBSIDIARY GUARANTOR. Payment of principal and interest on the Series B Notes is guaranteed by the Subsidiary Guarantor as described in Article 11 of the Note Purchase Agreement. By acceptance of this Series B Note, the Holder agrees that such guarantee is subordinated in full to the rights of the lenders under the Senior Secured Debt Facility as described in Section 11.5 of the Note Purchase Agreement.

         4. SECURITY. The Series B Notes are secured obligations of the Company and the Subsidiary Guarantor. The Series B Notes are secured by (i) a second-priority pledge of 100% of the capital stock of Milacron Capital Holdings B.V. and 65% of the capital stock of Milacron B.V.; and (ii) a second-priority pledge of 100% of the capital stock of each directly wholly-owned domestic Subsidiary of the Company.

         5. EXCHANGE. If (i) the Company obtains Stockholder Approval on or before July 29, 2004, (ii) any required HSR Approval has occurred and (iii) the Euro Note Refinancing Condition is satisfied at any time, then, upon the occurrence of the events described in the foregoing clauses (i), (ii), and
(iii), the aggregate principal amount of the Series B Notes shall be exchanged for an aggregate of $70 million in liquidation preference of Preferred Stock at the Series B Exchange Rate. If (i) the Company receives Stockholder Approval on or before July 29, 2004 and (ii) any required HSR Approval has occurred, then at any time following the occurrence of the events described in the foregoing clauses (i) and (ii), if the Series A Majority Holders make a concurrent similar election with respect to the Series A Notes pursuant to Section 9.1(b) of the Note Purchase Agreement, the Series B Majority Holders may, on behalf of all the Holders of the Series B Notes, elect, upon 10 days prior written notice to the Company, to exchange the aggregate principal amount of the Series B Notes into an aggregate of $70 million in liquidation preference of Preferred Stock at the Series B Exchange Rate. In the event that (i) the Company does not obtain Stockholder Approval on or before July 29, 2004 or (ii) any required HSR Approval does not occur, the Series B Notes shall not be exchangeable and shall remain outstanding until the Series B Maturity Date.

         6. DENOMINATIONS, TRANSFER. The Notes are in registered form without coupons in minimum denominations of $5,000 and integral multiples of $1,000. The transfer of Series B Notes may be registered as provided in the Note Purchase Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law in connection with a transfer or conversion.

         7. PERSONS DEEMED OWNERS. The registered Holder of a Series B Note may be treated as its owner for all purposes.

         8. AMENDMENT, SUPPLEMENT AND WAIVER. Except as expressly provided elsewhere herein or in the Note Purchase Agreement, any term of the Notes or of the Note Purchase Agreement may be amended or modified, and the observance of any term of the Notes or of the Note Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Majority Holders; provided, however, that any term of the Notes or the Note Purchase Agreement that affects the rights or duties of only Holders of the Series A Notes (but not Holders of the Series B Notes) or Holders of the Series B Notes (but not Holders of the Series A Notes) may be amended or modified, and the observance of any term of the Notes or of the Note Purchase Agreement that affects the rights or duties of only Holders of the Series A Notes (but not Holders of the Series B Notes) or Holders of the Series B Notes (but not Holders of the Series A Notes) may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company and
(ii) the Series A Majority Holders or the Series B Majority Holders, as applicable. Any provision of this Series B Note or the Note Purchase Agreement that expressly provides for waiver or consent by a specified group or percentage of the Investors or Holders may be amended or waived only by such specified group or percentage of the Investors or Holders. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder of the Series B Notes, each future Holder and the Company. Notwithstanding the foregoing, the Series B Notes (including this Series B Note) or the Note Purchase Agreement may be amended or supplemented, without the consent of any Holder of this Series B Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder of the Series B Notes, to make any change that would provide any additional rights or benefits to the Holders of the Series B Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this
Section 8 or Section 14.3 of the Note Purchase Agreement may not, with respect to any Series B Note held by a non-consenting Holder:

                  (a) reduce the principal amount of Series B Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal amount of, or change the scheduled maturity of, such Series B Note;

                  (c) reduce the Interest Rate applicable to such Series B Note or change the time for payment of interest on such Series B Note;

                  (d) waive a Default or Event of Default in the payment of interest or principal on such Series B Note (except a rescission of acceleration of the Series B Notes by the Series B Majority Holders and a waiver of the payment default that resulted from such acceleration);

                  (e) make the principal of, or interest on, such Series B Note payable in currency or assets other than that stated in such Series B Note or the Note Purchase Agreement;

                  (f) except as expressly provided in such Series B Note or the Note Purchase Agreement, increase the Series B Exchange Rate, limit the times at which or amounts for which such Series B Note may be exchanged for Preferred Stock or change the nature of the consideration to be received upon an exchange of such Series B Note; or

                  (g) make any change in the provisions of the Note Purchase Agreement relating to waivers of past Defaults or the rights of the Holder of such Series B Note to receive payments of principal of or interest on such Series B Note.

         9.       DEFAULTS AND REMEDIES. Defaults and remedies are set forth in
Article 8 of the Note Purchase Agreement.

         10. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Series B Notes or the Note Purchase Agreement for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Series B Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Series B Notes.

                                                                       EXHIBIT C

                     [Form of Registration Rights Agreement]

                                                                       EXHIBIT D

                                    [FORM OF]

                          CONTINGENT WARRANT AGREEMENT

                                  BY AND AMONG

                                 MILACRON INC.,

                               GLENCORE FINANCE AG

                                       AND

                            MIZUHO INTERNATIONAL PLC

                           DATED AS OF MARCH 12, 2004

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
                                    ARTICLE I

                               CERTAIN DEFINITIONS

                                   ARTICLE II

                         CONTINGENT WARRANT CERTIFICATES

Section 2.1 Issuance of Contingent Warrants.............................................    6
Section 2.2 Forms of Contingent Warrant Certificates....................................    6
Section 2.3 Execution of Contingent Warrant Certificates................................    6
Section 2.4 Registration of Contingent Warrant Certificates.............................    7
Section 2.5 Exchange and Transfer of Contingent Warrant Certificates....................    7
Section 2.6 Lost, Stolen, Mutilated or Destroyed Contingent Warrant Certificates........    7
Section 2.7 Cancellation of Contingent Warrant Certificates.............................    7

                                   ARTICLE III

                        CONTINGENT WARRANT EXERCISE PRICE
                       AND EXERCISE OF CONTINGENT WARRANTS

Section 3.1 Exercise Price..............................................................    8
Section 3.2 Procedure for Exercise of Contingent Warrants...............................    8
Section 3.3 Issuance of Warrant Shares..................................................    8
Section 3.4 Certificates for Unexercised Contingent Warrants............................    9
Section 3.5 Reservation of Shares.......................................................    9
Section 3.6 No Impairment...............................................................    9
Section 3.7 Expiration of Contingent Warrants...........................................    9

                                   ARTICLE IV

                        ADJUSTMENTS AND NOTICE PROVISIONS

Section 4.1 Adjustment of Exercise Price................................................    9
Section 4.2 Adjustment of Number of Shares..............................................   10
Section 4.3 Reorganizations.............................................................   10
Section 4.4 Verification of Computations................................................   11
Section 4.5 Notice of Certain Actions...................................................   11
Section 4.6 Certificate of Adjustments..................................................   11
Section 4.7 Contingent Warrant Certificate Amendments...................................   11
Section 4.8 Fractional Shares...........................................................   12

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1 Payment of Taxes and Charges................................................   12
Section 5.2 Amendment and Waiver........................................................   12
Section 5.3 Assignment..................................................................   12
Section 5.4 Term .......................................................................   13
Section 5.5 Successor to Company........................................................   13
Section 5.6 Notices.....................................................................   13
Section 5.7 Defects in Notice...........................................................   14
Section 5.8 Governing Law...............................................................   14
Section 5.9 Remedies....................................................................   14
Section 5.10 Standing...................................................................   15
Section 5.11 Headings...................................................................   15
Section 5.12 Counterparts...............................................................   15
Section 5.13 Severability...............................................................   15
Section 5.14 Entire Agreement...........................................................   15

Exhibit A - Form of Contingent Warrant Certificate......................................  A-1

Exhibit B - Form of Accountant's Certificate ...........................................  B-1

                          CONTINGENT WARRANT AGREEMENT

                  THIS CONTINGENT WARRANT AGREEMENT (the "Agreement"), dated as of March 12, 2004, is entered into by and among Milacron Inc., a Delaware corporation (the "Company"), Glencore Finance AG ("Glencore"), and Mizuho International plc ("Mizuho", and together with Glencore, the "Purchasers").

                              W I T N E S S E T H:

                  WHEREAS, the Company consummated a financing of newly invested funds by entering into that certain Note Purchase Agreement (the "Note Purchase Agreement"), dated as of March 12, 2004, by and among the Company and the Purchasers, pursuant to which the Company has issued to the Purchasers the Notes (as defined herein);

                  WHEREAS, upon the receipt of Stockholder Approval (as defined herein) and the satisfaction or waiver of the Euro Note Refinancing Condition (as defined herein), the Notes are exchangeable for shares of Preferred Stock (as defined herein);

                  WHEREAS, upon the exchange of the Notes for shares of Preferred Stock, the Company proposes to issue warrants ("Contingent Warrants") to the holders of Preferred Stock to purchase up to an aggregate of one million shares (subject to adjustment) of the Company's common stock, par value $0.01 per share ("Common Stock") (the Common Stock issuable upon exercise of the Contingent Warrants being referred to herein as the "Contingent Warrant Shares");

                  WHEREAS, the Contingent Warrants shall be exercisable in the event of a Cash Flow Default (as defined herein); and

                  WHEREAS, upon exercise of any Contingent Warrants, the holders of Preferred Stock shall own Contingent Warrant Shares.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

"Accountant's Certificate" has the meaning set forth in Section 3.2(b) hereof.

"Agreement" has the meaning set forth in the Preamble hereof.

"Assignment" has the meaning set forth in Section 2.2 hereof.

"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

"Cash Flow Default" has the meaning set forth in Section 3.2(a) hereof.

"Closing Price" for any date shall mean the last sale price reported in The Wall Street Journal or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported on Nasdaq or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the Common Stock is not quoted in the over-the-counter market, the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made.

"Common Stock" has the meaning set forth in the Recitals hereof.

"Company" has the meaning set forth in the Preamble hereof.

"Consolidated Cash Flow" means, for any period, the Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (i) Consolidated Interest Expense; plus

                  (ii) all income tax expense of the Company and its Consolidated Subsidiaries; plus

                  (iii) depreciation and amortization expense of the Company and its Consolidated Subsidiaries; plus

                  (iv) all losses attributable to grinding wheels operations;
plus

                  (v) restructuring charges and related severance and other expenses in an aggregate amount not to exceed $1.5 million; plus

                  (vi) all other non-cash charges of the Company and its Consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus

                  (vii) expenses related to debt refinancing; plus

                  (viii) any payment of fees and expenses under any Receivables Liquidity Facility; plus

                  (ix) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; minus

                  (x) all gains attributable to grinding wheels operations;

                  in each case determined on a consolidated basis for such period in conformity with GAAP.

"Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, whether paid in cash or accrued as a liability, plus, to the extent not included in such total interest expense, and to the extent deducted in determining Consolidated Net Income, without duplication:

                  (i) the interest component of all payments associated with Capital Lease Obligations; plus

                  (ii) amortization of debt discount and debt issuance cost;
plus

                  (iii) capitalized interest; plus

                  (iv) losses and upfront costs on Hedging Obligations; plus

                  (v) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Consolidated Subsidiary; minus

                  (vi) interest income for such period;

                  in each case determined on a consolidated basis for such period in conformity with GAAP.

"Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries, excluding the cumulative effect of a change in accounting principles.

"Consolidated Subsidiaries" means, with respect to the Company, each subsidiary consolidated with the Company in its financial statement prepared in accordance with GAAP.

"Contingent Warrant Certificates" means the certificates evidencing the Contingent Warrants.

"Contingent Warrants" has the meaning set forth in the Recitals hereof.

"Contingent Warrant Shares" has the meaning set forth in the Recitals hereof.

"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

"Date of Exercise" means with respect to any Contingent Warrant the date on which such Contingent Warrant is exercised as provided herein.

"Election to Purchase" has the meaning set forth in Section 2.2 hereof.

"Euro Note Refinancing Condition" has the meaning ascribed to it in the Note Purchase Agreement.

"Exercise Price" means the purchase price of one Contingent Warrant Share, reflecting all appropriate adjustments made in accordance with the provisions of
Article IV hereof.

"Expiration Date" means 5:00 P.M., New York City time, on March 15, 2011.

"Fair Market Value" means, on a per share basis, the average of the daily Closing Prices of the Common Stock for the five (5) consecutive Trading Days ending the Trading Day immediately preceding the Date of Exercise.

"GAAP" means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

"Glencore" has the meaning set forth in the Preamble hereof.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing the Indebtedness of any Person and any obligations, direct or indirect, contingent or otherwise, of such Person:

                  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

"Holder" means a holder of a Contingent Warrant Certificate.

"Indebtedness" means, with respect to any Person, indebtedness of such Person
(i) for money borrowed or (ii) evidenced by notes, debentures, bonds or other similar instruments.

"Initial Exercise Price" has the meaning set forth in Section 3.1 hereof.

"Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

"Mizuho" has the meaning set forth in the Preamble hereof.

"Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market.

"Note Purchase Agreement" has the meaning set forth in the Recitals hereof.

"Notes" has the meaning set forth in the Recitals hereof.

"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

"Person" means and includes any person, firm, corporation, association, trust or other enterprise or any governmental or political subdivision or agency, department or instrumentality thereof, including the Company and the Purchasers.

"Preferred Stock" means the 6% Series B Convertible Preferred Stock of the Company.

"Purchasers" has the meaning set forth in the Preamble hereof.

"Receivables Liquidity Facility" means the Amended and Restated Receivables Purchase Agreement dated as of January 26, 1996, as amended, among the Company, Cincinnati Milacron Marketing Company, Cincinnati Milacron Commercial Corp., Valenite Inc., DME Company, Market Street Funding Corporation and PNC Bank, National Association, as the same may be amended, extended, renewed, refinanced, replaced, supplemented or modified from time to time or any replacement receivables liquidity facility.

"Reorganizations" has the meaning set forth in Section 4.3 hereof.

"Stockholder Approval" has the meaning ascribed to it in the Note Purchase Agreement.

"Subsidiary" of any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

"Trading Days" with respect to the Common Stock means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

                                   ARTICLE II

                         CONTINGENT WARRANT CERTIFICATES

                  Section 2.1 Issuance of Contingent Warrants.

                  (a) Immediately after (i) the receipt of Stockholder Approval,
(ii) satisfaction or waiver of the Euro Note Refinancing Condition and (iii) exchange of the Notes into shares of Preferred Stock pursuant to the terms of the Note Purchase Agreement, the Company shall issue to each holder of Preferred Stock a Contingent Warrant to purchase two Contingent Warrant Shares per share of Preferred Stock held by such holder. The Contingent Warrants shall not be separately transferable from the Preferred Stock unless a Cash Flow Default shall have occurred and the Contingent Warrants have been exercised pursuant to the terms hereof.

                  (b) Each Contingent Warrant Certificate shall evidence the number of Contingent Warrants specified therein, and each Contingent Warrant evidenced thereby shall represent the right, subject to the provisions contained herein, to purchase from the Company two Contingent Warrant Shares.

                  Section 2.2 Forms of Contingent Warrant Certificates. The Contingent Warrant Certificates shall be issued in the form of Exhibit A attached hereto, together with the form of the election to purchase (the "Election to Purchase") and assignment (the "Assignment") to be attached thereto, and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

                  Section 2.3 Execution of Contingent Warrant Certificates. The Contingent Warrant Certificates shall be executed on behalf of the Company by an Officer thereof, either manually or by facsimile signature printed thereon. In case any Officer of the Company who shall have signed any of the Contingent Warrant Certificates shall cease to be an Officer of the Company either before or after delivery thereof by the Company to any Holder, the signature of such Person on such Contingent Warrant Certificates shall be valid nevertheless and such Contingent Warrant Certificates may be issued and delivered to those persons entitled to receive the Contingent Warrants represented thereby with the same force and effect as though the Person who signed such Contingent Warrant Certificates had not ceased to be an Officer of the Company.

                  Section 2.4 Registration of Contingent Warrant Certificates. The Company shall number and keep a registry of the Contingent Warrant Certificates in a register as they are needed. The Company may deem and treat the Holders as the absolute owners thereof for all purposes.

                  Section 2.5 Exchange and Transfer of Contingent Warrant Certificates.

                  (a) The Contingent Warrants (and any Contingent Warrant Shares issued upon exercise of the Contingent Warrants) shall bear such restrictive legend or legends as may be required by law and shall be transferable only in accordance with the terms of this Agreement.

                  (b) The Company may from time to time note the transfer of any outstanding Contingent Warrant Certificates in a warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Contingent Warrant Certificate shall be issued to the transferee(s).

                  (c) Contingent Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at the address set forth in Section 5.6 hereof for another Contingent Warrant Certificate or Contingent Warrant Certificates of like tenor and representing in the aggregate a like number of Contingent Warrant Shares; provided, however, that the Company shall not be required to issue any Contingent Warrant Certificate representing any fractional Contingent Warrant Shares.

                  Section 2.6 Lost, Stolen, Mutilated or Destroyed Contingent Warrant Certificates. If any Contingent Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Contingent Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Contingent Warrant Certificate, a new Contingent Warrant Certificate representing an equivalent number of Contingent Warrants or Contingent Warrant Shares. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Contingent Warrant Certificates must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Contingent Warrant Certificate is replaced. Any such new Contingent Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Contingent Warrant Certificate shall be at any time enforceable by anyone.

                  Section 2.7 Cancellation of Contingent Warrant Certificates. Any Contingent Warrant Certificate surrendered upon the exercise of Contingent Warrants or for exchange or transfer shall be canceled and shall not be reissued by the Company; and, except as provided in Section 3.4 hereof in case of the exercise of less than all of the Contingent Warrants evidenced by a Contingent Warrant Certificate or in Section 2.4 in an exchange or transfer, no Contingent Warrant Certificate shall be issued hereunder in lieu of such canceled Contingent Warrant Certificate. Any Contingent Warrant Certificate so canceled shall be destroyed by the Company.

                                   ARTICLE III

                        CONTINGENT WARRANT EXERCISE PRICE
                       AND EXERCISE OF CONTINGENT WARRANTS

                  Section 3.1 Exercise Price. Each Contingent Warrant Certificate shall, when signed by an Officer of the Company, entitle the Holder thereof to purchase from the Company, subject to the terms and conditions of this Agreement, the number of fully paid and nonassessable Contingent Warrant Shares evidenced thereby at a purchase price of $0.01 per share (the "Initial Exercise Price") or such adjusted number of Contingent Warrant Shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article IV hereof, payable in full in accordance with Section 3.2 hereof, at the time of exercise of the Contingent Warrant.

                  Section 3.2 Procedure for Exercise of Contingent Warrants.

                  (a) The Contingent Warrants may be exercised prior to the Expiration Date at the Exercise Price if, but only if, the Company's Consolidated Cash Flow for the fiscal year ended December 31, 2005 is less than $60 million (such occurrence, a "Cash Flow Default"). If the Company's Consolidated Cash Flow for the fiscal year ended December 31, 2005 is $60 million or more, then the Contingent Warrants shall immediately terminate and shall not be exerciseable.

                  (b) The Company shall deliver to the Holders not later than the 90th day following the end of the Company's fiscal year ended December 31, 2005, a certificate of the Company's chief financial officer setting forth the calculation of Consolidated Cash Flow (together with such supporting information as the Holders may reasonably request to verify Consolidated Cash Flow) for such fiscal year and certifying that such calculations are true and correct to the best of the Company's knowledge (such letter and certificate is referred to as an "Accountant's Certificate").

                  (c) In the event the Contingent Warrants become exercisable, the Company shall promptly provide written notice to each Holder of the exercisability of the Contingent Warrants at the addresses set forth in Section
5.6 hereof. The Contingent Warrants shall expire at 5:00 p.m., New York City time, on the Expiration Date. The Contingent Warrants may be exercised by surrendering the Contingent Warrant Certificates representing such Contingent Warrants to the Company at its address set forth in Section 5.6 hereof, together with the Election to Purchase duly completed and executed, accompanied by payment in full, as set forth below, to the Company of the Exercise Price for each Contingent Warrant Share in respect of which such Contingent Warrants are being exercised. Such Exercise Price shall be paid in full by (i) cash or a certified check or a wire transfer in same day funds in an amount equal to the Exercise Price multiplied by the number of Contingent Warrant Shares then being purchased or (ii) delivery to the Company of that number of shares of Common Stock having a Fair Market Value equal to the Exercise Price multiplied by the number of Contingent Warrant Shares then being purchased.

                  Section 3.3 Issuance of Warrant Shares. As soon as practicable after the Date of Exercise of any Contingent Warrants, the Company shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of full Contingent Warrant Shares, registered in accordance with the instructions set forth in the Election to Purchase, together with cash for fractional shares as provided in Section 4.8. All Contingent Warrant Shares issued upon the exercise of any Contingent Warrants shall be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and (subject to Section 5.1 hereof) free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such certificate for Contingent Warrant Shares is issued shall be deemed for all purposes to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Contingent Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for Contingent Warrant Shares.

                  Section 3.4 Certificates for Unexercised Contingent Warrants. In the event that, prior to the Expiration Date, a Contingent Warrant Certificate is exercised in respect of fewer than all of the Contingent Warrant Shares issuable on such exercise, a new Contingent Warrant Certificate representing the remaining Contingent Warrant Shares shall be issued and delivered pursuant to the provisions hereof; provided, however, that the Company shall not be required to issue any Contingent Warrant Certificate representing any fractional Contingent Warrant Shares.

                  Section 3.5 Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the exercise of Contingent Warrants, the maximum number of its authorized but unissued shares of Common Stock which may then be issuable upon the exercise in full of all outstanding Contingent Warrants.

                  Section 3.6 No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Contingent Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment.

                  Section 3.7 Expiration of Contingent Warrants. Each Contingent Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. The Company shall give written notice of the Expiration Date to the registered holders of the then outstanding Contingent Warrants not less than 90 nor more than 120 days prior to the Expiration Date; provided, however, that if the Company fails to give such notice, the Contingent Warrants shall still terminate and become void on the applicable Expiration Date.

                                   ARTICLE IV

                        ADJUSTMENTS AND NOTICE PROVISIONS

                  Section 4.1 Adjustment of Exercise Price. Subject to the provisions of this Article IV, the Exercise Price in effect from time to time shall be subject to adjustment in the following manner. In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or

(iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

                  Section 4.2 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 4.l hereof, each Contingent Warrant shall thereupon evidence the right to purchase that number of Contingent Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Contingent Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Contingent Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

                  Section 4.3 Reorganizations. In case of any capital reorganization, other than in the cases referred to in Section 4.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Contingent Warrant (in lieu of the number of Contingent Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Contingent Warrant Shares which would otherwise have been deliverable upon the exercise of such Contingent Warrant would have been entitled upon such Reorganization if such Contingent Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Contingent Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company and any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder of any Contingent Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

                  Section 4.4 Verification of Computations. The Company shall select a firm of independent public accountants (which may be its outside auditors), which selection may be changed from time to time, to verify each adjustment made in accordance with this Article IV. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any adjustment made under this Article IV. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to each Holder.

                  Section 4.5 Notice of Certain Actions. In the event the Company shall (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock, (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options, or (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock) or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall cause notice of such proposed action to be mailed to each Holder at least thirty (30) days prior to such action; provided, however, that in the event that the Company provides public notice of such action specifying the information set forth below at least fifteen (15) days prior to such action, the Company shall be deemed to have satisfied its obligation to provide notice pursuant to this Section 4.5. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed in the case of any action covered by paragraph (a) or (b) of this Section 4.5, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by this paragraph (c), at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

                  Section 4.6 Certificate of Adjustments. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare a certificate executed by the Chief Financial Officer of the Company, setting forth such adjustments to be mailed to each Holder at least fifteen (15) days prior thereto, such notice to include in reasonable detail (a) the events precipitating the adjustment, (b) the computation of any adjustments, and (c) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Contingent Warrant after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by Section 4.4 hereof.

                  Section 4.7 Contingent Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article IV, Contingent Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided, however, that the Company may, at its option, issue new Contingent Warrant Certificates evidencing Contingent Warrants in such form as may be approved by its Board of Directors of the Company to reflect any adjustment in the Exercise Price and number of Contingent Warrant Shares purchasable under the Contingent Warrants.

                  Section 4.8 Fractional Shares. The Company shall not be required upon the exercise of any Contingent Warrant to issue fractional Contingent Warrant Shares which may result from adjustments in accordance with this Article IV to the Exercise Price or number of Contingent Warrant Shares purchasable under each Contingent Warrant. If more than one Contingent Warrant is exercised at one time by the same Holder, the number of full Contingent Warrant Shares which shall be issuable upon the exercise thereof shall be computed based on the aggregate number of Contingent Warrant Shares purchasable upon exercise of such Contingent Warrants. With respect to any final fraction of a share called for upon the exercise of any Contingent Warrant or Contingent Warrants, the Company shall pay an amount in cash to the Holder of the Contingent Warrants in respect of such final fraction in an amount equal to the Fair Market Value of a share of Common Stock as of the Date of Exercise of such Contingent Warrants, multiplied by such fraction. All calculations under this
Section 4.8 shall be made to the nearest hundredth of a share.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1 Payment of Taxes and Charges. The Company will pay all taxes (other than income taxes) and other government charges in connection with the issuance or delivery of the Contingent Warrants and the initial issuance or delivery of Contingent Warrant Shares upon the exercise of any Contingent Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any additional transfer taxes in connection with the subsequent transfer of Contingent Warrants or any transfer involved in the issuance and delivery of Contingent Warrant Shares in a name other than the name in which the Contingent Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

                  Section 5.2 Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company and the Holders of at least a majority of the Contingent Warrants. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement.

                  Section 5.3 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

                  Section 5.4 Term. This Agreement shall commence on the date hereof and end on March 15, 2011.

                  Section 5.5 Successor to Company. In the event that the Company merges or consolidates with or into any other corporation or sell or otherwise transfers its property, assets and business substantially as an entirety to a successor corporation, the Company shall use reasonable commercial efforts to have such successor corporation assume each and every covenant and condition of this Agreement to be performed and observed by the Company.

                  Section 5.6 Notices. Any notice or demand required by this Agreement to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed as follows:

                  if to the Company:

                  Milacron Inc.
                  2090 Florence Avenue
                  Cincinnati, OH 45206
                  Telephone: (513) 487-5000
                  Facsimile: (513) 487-5057
                  Attention: Ronald D. Brown

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York  10019
                  Telephone: (212) 474-1000
                  Facsimile: (212) 474-3700
                  Attention: Mark I. Greene, Esq.

                  if to Mizuho:

                  Mizuho International plc
                  Bracken House
                  One Friday Street
                  London  EC4M 9JA
                  UNITED KINGDOM
                  Telephone: 011 44 207 236 1090
                  Facsimile: 011 44 207 090 6806
                  Attention: Patrick Collins

                  With a copy to:

                  Cadwalader, Wickersham & Taft LLP

                  100 Maiden Lane
                  New York, NY  10038
                  Telephone: (212) 504-6000
                  Facsimile: (212) 504-6666
                  Attention: Gregory M. Petrick, Esq.

                  if to Glencore:

                  Glencore Finance AG
                  Baarermattstrasse 3
                  CH-6341 Baar
                  SWITZERLAND
                  Telephone: 011 41 41 709 2340
                  Facsimile: 011 41 41 709 2848
                  Attention: Steven Isaacs

                  With a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY  10038
                  Telephone: (212) 504-6000
                  Facsimile: (212) 504-6666
                  Attention: Gregory M. Petrick, Esq.

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

                  Section 5.7 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Section 4.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

                  Section 5.8 Governing Law. This Agreement and each Contingent Warrant Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

                  Section 5.9 Remedies. The Company stipulates that the remedies at law of Holders in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof.

                  Section 5.10 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders of any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holders.

                  Section 5.11 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                  Section 5.13 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 5.14 Entire Agreement. This Agreement, including the Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

                  IN WITNESS WHEREOF, this Contingent Warrant Agreement has been duly executed by the parties as of the day and year first above written.

                              MILACRON INC.

                                By: _____________________________
                                    Name:
                                    Title:

                              GLENCORE FINANCE.AG

                                By: _____________________________
                                    Name:
                                    Title:

                              MIZUHO INTERNATIONAL PLC

                                By: _____________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                                   [Form of]
                         Contingent Warrant Certificate

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

No. ________

                          Certificate for [ ] Warrants

                        NOT EXERCISABLE AFTER 5:00 P.M.,
                      NEW YORK CITY TIME, ON MARCH 15, 2011

                                  MILACRON INC.

              COMMON STOCK PURCHASE CONTINGENT WARRANT CERTIFICATE

                  THIS CERTIFIES that [Investor] or its registered assigns is the registered holder (the "Registered Holder") of Contingent Warrants set forth above, each of which represents the right to purchase two fully paid and nonassessable share of common stock, par value $0.01 per share (the "Common Stock"), of Milacron Inc., a Delaware corporation (the "Company"), at the Exercise Price at the times specified in the Contingent Warrant Agreement (as hereinafter defined), by surrendering this Contingent Warrant Certificate, with the form of Election to Purchase attached hereto duly executed and by paying in full the Exercise Price. Payment of the Exercise Price shall be made as set forth in the Contingent Warrant Agreement. No Contingent Warrant may be exercised after 5:00 P.M., New York City time, on March 15, 2011 (the "Expiration Date"). All Contingent Warrants evidenced hereby shall thereafter become void, subject to the terms of the Contingent Warrant Agreement hereinafter referred to.

                  Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Contingent Warrant Certificate and in accordance with the terms of the Contingent Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Contingent Warrant Certificate, in whole or in part, upon surrender of this Contingent Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Contingent Warrant Certificate or Contingent Warrant Certificates representing the same aggregate number of Contingent Warrants to purchase the shares of the Common Stock will be issued in accordance with instructions in the form of assignment.

                  Upon the exercise of less than all of the Contingent Warrants to purchase the shares of the Common Stock evidenced by this Contingent Warrant Certificate, there shall be issued to the Registered Holder a new Contingent Warrant Certificate in respect of the Contingent Warrants not exercised.

                  Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Contingent Warrant Certificate, with or without other Contingent Warrant Certificates, for another Contingent Warrant Certificate or Contingent Warrant Certificates for the same aggregate number of Contingent Warrants to purchase the shares of the Common Stock, upon surrender of this Contingent Warrant Certificate at the principal office of the Company.

                  Upon certain events provided for in the Contingent Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Contingent Warrant are required to be adjusted.

                  No fractional shares will be issued upon the exercise of Contingent Warrants. As to any final fraction of a share of Common Stock which the Registered Holder of one or more Contingent Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Contingent Warrant Agreement. No Contingent Warrant Certificate representing any fractional Contingent Warrant Shares will be issued.

                  This Contingent Warrant Certificate is issued under and in accordance with the Contingent Warrant Agreement dated as of March 12, 2004 (the "Contingent Warrant Agreement") by and among the Company and the Purchasers (as defined in the Contingent Warrant Agreement) and is subject to the term and provisions contained in the Contingent Warrant Agreement. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Contingent Warrant Agreement.

                  This Contingent Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

                  IN WITNESS WHEREOF, the Company has caused this Contingent Warrant Certificate to be duly executed under its facsimile corporate seal.

                                MILACRON INC.

                                By: _______________________________
                                    Name:
                                    Title:

                                    [Seal] Attest:

                                By: _______________________________
                                    Name:
                                    Title: Secretary

                              [Form of Assignment]

                  FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Contingent Warrant Certificate, with respect to the number of Contingent Warrants to purchase the shares of the Common Stock set forth below:

                              NO. OF CONTINGENT
NAME OF ASSIGNEE    ADDRESS        WARRANTS
----------------    -------   -----------------

and does hereby irrevocably constitute and appoint _____________________ true and lawful Attorney, to make such transfer on the books of Milacron Inc., maintained for that purpose, with full power of substitution in the premises.

Dated:

                                    ___________________________________________
                                    Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of the Contingent Warrant Certificate.)

                         [Form of Election To Purchase]

                  The undersigned hereby irrevocably elects to exercise ____________ of the Contingent Warrants represented by this Contingent Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Contingent Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO: _____________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)
________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO: ____________________________________________________________________
                                     (NAME)

at _____________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

                  In full payment of the purchase price with respect to the exercise of Contingent Warrants to purchase shares of the Common Stock, the undersigned:

         [ ] hereby tenders payment of $________ by cash, certified check, cashier's check or money order payable in United States currency to the order of the Company; or

         [ ] hereby delivers to the Company that number of shares of Common Stock having a Fair Market Value (as defined in the Contingent Warrant Agreement) equal to the Exercise Price multiplied by the number of Contingent Warrant Shares being purchased.

                  If the number of Contingent Warrants to purchase the shares of the Common Stock hereby exercised is less than all the Contingent Warrants represented by this Contingent Warrant Certificate, the undersigned requests that a new Contingent Warrant Certificate representing the number of such full Contingent Warrants not exercised be issued and delivered as follows:

ISSUE TO: _____________________________________________________________________
                                     (NAME)
________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)
________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO: ____________________________________________________________________
                                     (NAME)

at _____________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

Date: ________ ___, ______

                                    ___________________________________________
                                    Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of the Contingent Warrant Certificate.)

                                    PLEASE INSERT SOCIAL SECURITY OR TAX I.D.
                                    NUMBER OF HOLDER
                                    ___________________________________________

                                                                       EXHIBIT E

                                    [Form of]

                               Guarantee Agreement

                  This Guarantee Agreement is delivered by the undersigned (the "Subsidiary Guarantor") with respect to the 20% Secured Step-Up Series A Notes due 2007 and the 20% Secured Step-Up Series B Notes due 2007 issued by Milacron Inc. (the "Company") from time to time pursuant to the Note Purchase Agreement dated as of March 12, 2004 among the Company and the several investors named therein (the "Note Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

                  For value received, the Subsidiary Guarantor hereby fully, irrevocably and unconditionally guarantees to each Holder of a Note that: (a) the interest and principal on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and all other obligations of the Company to the Holders under the Note Purchase Agreement, the Notes and the Transaction Documents (including Expenses) (all the foregoing collectively called the "Guaranteed Obligations") will be promptly paid in full or performed, as the case may be, all in accordance with the terms hereof and thereof (including, but not limited to applicable grace periods). The Subsidiary Guarantor agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Subsidiary Guarantor and that the Subsidiary Guarantor will remain bound by this Guarantee Agreement notwithstanding any extension or renewal of any Guaranteed Obligation.

                  Any term or provision of this Guarantee Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee Agreement voidable as a fraudulent transfer or conveyance or ultra virus for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or other laws, including the laws of the Netherlands.

                  Failing payment or performance within applicable grace periods of any Guaranteed Obligation, for whatever reason, the Subsidiary Guarantor, upon notice from the Majority Holders under either or both the Series A Notes and/or the Series B Notes, as applicable, will be obligated to pay, or cause to be paid, the unpaid amount of such Guaranteed Obligations.

                  To the extent permitted by applicable law, the Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of the Notes or the Note Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to thereto, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantor, other than the payment in full of all the Guaranteed Obligations.

                  The Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Holders (each, a "Benefited Party") to proceed against the Company, any other Subsidiary thereof or any other Person or to proceed against or exhaust any security held by or on behalf of a Benefited Party or to pursue any other remedy in any party's power before proceeding against the Subsidiary Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind, other than as required under the Guarantee Agreement, including but not limited to notice of the existence, creation or incurring of any new or additional Guaranteed Obligation or of any action or non action on the part of the Company, any Benefited Party or any creditor of the Company or on the part of any other Person whomsoever in connection with any of the Guaranteed Obligations; and (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Subsidiary Guarantor for reimbursement.

                  The Subsidiary Guarantor hereby agrees that this Guarantee Agreement will not be discharged except by payment in full of all principal and interest on the Notes and all other monetary obligations under the Note Purchase Agreement.

                  If any Holder is required by any court or otherwise to return to either the Company or the Subsidiary Guarantor, or any custodian, trustee, or similar official acting on the behalf of the Company or the Subsidiary Guarantor, any amount paid by the Company or the Subsidiary Guarantor to such Holder, this Guarantee Agreement, if and to the extent theretofore discharged, shall be reinstated in full force and effect. The Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all the Guaranteed Obligations.

                  The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 8.2 of the Note Purchase Agreement for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any acceleration of the Guaranteed Obligations as provided in Section 8.2 of the Note Purchase Agreement, such obligations shall, upon notice from the Majority Holders under either or, both the Series A Notes and/or the Series B Notes, as applicable, become due and payable by the Subsidiary Guarantor for the purpose of this Guarantee Agreement.

                  The Subsidiary Guarantor hereby acknowledges that it shall not consolidate or merge with or into any corporation or other Person other than the Company or another Subsidiary Guarantor, or transfer all or substantially all of its assets to any corporation or other Person other than the Company or another Subsidiary Guarantor, unless this Guarantee Agreement shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger) or a new Guarantee Agreement (as defined in the Note Purchase Agreement) shall be signed by such successor corporation or other Person and delivered to each Investor. Any Guarantee Agreement so issued shall in all respects have the same legal rank and benefit under the Note Purchase Agreement as any Guarantee Agreement theretofore or thereafter issued in accordance with the terms of the Note Purchase Agreement as though all of such Guarantee Agreements had been issued at the date of the execution thereof.

                  All payment obligations provided for under this Guarantee Agreement shall be subordinated in right of payment as provided for in the Intercreditor Agreement (as defined in the Note Purchase Agreement).

                  This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

                  IN WITNESS WHEREOF, the undersigned Subsidiary Guarantor has caused this Guarantee Agreement to be duly executed as of March 12, 2004.

                                      MILACRON CAPITAL HOLDINGS B.V.

                                      By: ___________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT F

                       [Form of Milacron Pledge Agreement]

                                                                       EXHIBIT G

                    [Form of Milacron Dutch Pledge Agreement]

                                                                       EXHIBIT H

            [Form of Milacron Capital Holdings B.V. Pledge Agreement]

                                                                       EXHIBIT I

                                    [FORM OF]

                  CERTIFICATE OF DESIGNATION OF VOTING POWERS,
                            DESIGNATION, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS,
                         AND QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS,

                                       OF

                    6.0% SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                                  MILACRON INC.

                            ------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            ------------------------

                  Milacron Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board") at a meeting duly called and held on [ ], 2004 duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of Serial Preference Stock of the Company is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of such series, and qualifications, limitations and restrictions thereof are as follows:

                  1. Designation and Number of Shares. The shares of such series shall be designated as "6.0% Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The authorized number of shares of Series B Preferred Stock shall be eight hundred thousand (800,000). The Company shall be permitted to issue fractional shares.

                  2. Ranking. The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to the Common Stock and to any and all other classes and series of capital stock of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) on a parity with any additional shares of Series B Preferred Stock issued by the Company in the future, and any other class or series of capital stock issued by the Company and approved by the holders of the Series B Preferred Stock as required by Sections 10(vii) and 10(viii) hereof the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to any class or series of capital stock issued by the Company and approved by the holders of the Series B Preferred Stock as required by Sections 10(vii) and 10(viii) hereof the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

                  3. Dividends.

                  (i) The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of assets of the Company legally available therefor, cumulative dividends accruing at the rate per annum of $12.00 per share, payable quarterly in arrears on the first days of March, June, September and December in each year, commencing on the first day of [ ], 2004 (each a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"); provided, that (a) if any such Dividend Payment Date is not a Business Day, such payment shall be made on the next succeeding Business Day and (b) accumulated and unpaid dividends for any prior Dividend Period may be paid at any time. Except as provided in Sections 3(ii) and 5(iii) hereof, dividends will be payable in cash.

                  (ii) If the Company is prohibited on any Dividend Payment Date by the terms of its Financing Agreements from paying dividends in cash, the Company may elect, when, as and if declared by the Board out of assets of the Company legally available therefor, to pay dividends through the issuance of additional shares of Series B Preferred Stock at a rate per annum of $16.00 per share. The number of additional shares of Series B Preferred Stock that are issued to holders of Series B Preferred Stock will be the number obtained by dividing (a) the total dollar amount of cumulative dividends due and payable on the applicable Dividend Payment Date by (b) the Liquidation Preference; provided, that the Company shall not be required to issue fractional shares of Series B Preferred Stock, but in lieu thereof may, if not restricted by its Financing Agreements, elect to pay in cash the portion of any dividend payable in shares of Series B Preferred Stock that would otherwise require the issuance of a fractional share.

                  (iii) Dividends on the Series B Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the Dividend Period to which they relate.

                  (iv) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividends upon, all outstanding shares of Series B Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past Dividend Periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities or Parity Securities, except dividends paid ratably on the Series B Preferred Stock and all such Parity Securities on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (c) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of Junior Securities) by the Company or any of its subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its subsidiaries. Other than dividends which may, at the option of the Company, be declared (and in such case only if, and to the extent that, any such dividends are declared) pursuant to Section 4(xiv) hereof, holders of the Series B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  (v) Accrued but unpaid dividends shall not bear interest.

                  4. Conversion Rights.

                  (i) A holder of shares of Series B Preferred Stock may convert such shares at any time, unless previously redeemed, at the option of the holder thereof, into shares of Common Stock. For the purposes of conversion, each share of Series B Preferred Stock shall be valued at an amount equal to its Liquidation Preference, which amount shall be divided by the Conversion Price in effect on the applicable Conversion Date (as defined in Section 4(ii) hereof) to determine the number of shares of Common Stock issuable upon conversion. The right to convert shares of Series B Preferred Stock called for redemption pursuant to Section 7 hereof shall terminate at the close of business on the Business Day preceding the Applicable Redemption Date and shall be lost if not exercised prior to that time, unless the Company shall default in payment of the Applicable Redemption Price. Immediately following conversion, the rights of the holder of any shares of converted Series B Preferred Stock shall cease and the person(s) entitled to receive the Common Stock upon the conversion of such shares of Series B Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

                  (ii) To convert Series B Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or the Transfer Agent, (B) notify the Company at such office that such holder elects to convert Series B

Preferred Stock and the number of shares such holder wishes to convert, (C) state in writing the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax, if required. In the event that a holder fails to notify the Company of the number of shares of Series B Preferred Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all the requirements in the first section of this Section 4(ii) is the "Conversion Date". As soon as practical after the applicable Conversion Date, the Company shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the applicable Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Series B Preferred Stock or for dividends on any Common Stock issued upon such conversion. The holder of record of a share of Series B Preferred Stock at the close of business on a record date with respect to the payment of dividends on the Series B Preferred Stock will be entitled to receive such dividends with respect to such share of Series B Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date. No payment or adjustment will be made upon conversion of shares of Series B Preferred Stock for dividends with respect to the Common Stock issued upon such conversion. If a holder of Series B Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total conversion value of all shares of Series B Preferred Stock converted. If the last day on which Series B Preferred Stock may be converted is not a Business Day, Series B Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

                  (iii) The Company shall not be required to issue any fractional shares of Common Stock upon conversion of Series B Preferred Stock, but in lieu thereof may elect to pay a cash adjustment based upon the closing price of the Common Stock on the Business Day prior to the Conversion Date.

                  (iv) If a holder converts shares of Series B Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

                  (v) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series B Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Series B Preferred Stock shall be fully paid and nonassessable.

                  (vi) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, other than any regularly scheduled dividend on any other preferred stock which does not trigger any anti-dilution provisions in any other security, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for determination of the holders entitled to such dividends and distributions. For the purposes of this Section 4(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (vii) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (other than pursuant to the Rights Offering) entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in Section 4(xi) hereof) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 4(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall be made upon the issuance of such security. For the purposes of this Section 4(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (viii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased, to equal the product of the Conversion Price in effect on such date and a fraction the numerator or which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (ix) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in
Section 4(vii) hereof, (y) any dividends or distributions referred to in Sections 4(vi) or 4(viii) hereof, and (z) cash dividends paid from the Company's retained earnings), then, in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 4(xi) hereof) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board (whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 4) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date of determination of the holders entitled to such distribution.

                  (x) The reclassification or change of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 4(xviii) hereof shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of Section 4(ix) hereof), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 4(viii) hereof).

                  (xi) For the purpose of any computation under Sections 4(vii) or 4(ix) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending the day before the day in question; provided, that, in the case of Section 4(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

                  (xii) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be.

                  (xiii) For purposes of this Section 4, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 4(xviii) below, shares issuable on conversion of shares of Series B Preferred Stock shall include only shares of the class designated as Common Stock of the Company on the Issuance Date or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  (xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under Section 4(vi), 4(vii) and 4(ix) above if the Company issues or distributes to each holder of Series B Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those Sections which each holder would have been entitled to receive had Series B Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

                  (xv) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Series B Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the Transfer Agent a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 4(xvi) hereof, the certificate shall be conclusive evidence that the adjustment is correct.

                  (xvi) The Company from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Company shall mail to holders of Series B Preferred Stock a notice of the reduction. The Company shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 4(vi), 4(vii), 4(viii) and 4(ix) hereof.

                  (xvii) If:

         (A) the Company takes any action which would require an adjustment in the Conversion Price pursuant to Sections 4(vii), 4(ix) or 4(x) hereof;

         (B) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another Person, and stockholders of the Company must approve the transaction; or

         (C) there is a dissolution or liquidation of the Company;

the Company shall mail to holders of the Series B Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this
Section 4(xvii).

                  (xviii) In the case of any consolidation of the Company or the merger of the Company with or into any other Person or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, any share of Series B Preferred Stock then remaining outstanding shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred Stock. If this Section 4(xviii) applies, Sections 4(vi), 4(viii) and 4(x) hereof do not apply.

                  (xix) The initial Conversion Price shall be subject to a one-time adjustment to $1.75 effective immediately after the open of business on June 30, 2005 if and only if the Company's Consolidated Cash Flow for its fiscal year ending December 31, 2004 is less than $50,000,000. If such one-time adjustment is required to be made, and any other adjustments to the Conversion Price have been made pursuant to this Section 4 prior to such one-time adjustment, in order to effectuate such one-time adjustment the Conversion Price in effect immediately prior to such one-time adjustment shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be
1.75 and the denominator of which shall be

2.00 effective immediately after the open of business on June 30, 2005 and no other adjustment shall be required pursuant to this paragraph 4(xix).

                  (xx) In any case in which this Section 4 shall require that an adjustment as a result of any event becomes effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, provided, that such rescission is permitted by and effective under applicable laws.

                  5. Mandatory Conversion.

                  (i) Each share of Series B Preferred Stock not previously converted will automatically convert into shares of Common Stock on [anniversary of Issuance Date], 2011 or, if a Conversion Date Deferral has occurred in accordance with Section 5(iv) hereof, the New Conversion Date (either [anniversary of Issuance Date], 2011 or the New Conversion Date, as applicable, the "Mandatory Conversion Date"). For the purposes of such conversion, each share of Series B Preferred Stock shall be valued at an amount equal to its Liquidation Preference, which amount shall be divided by the Conversion Price in effect on the Mandatory Conversion Date to determine the number of shares of Common Stock issuable upon conversion of such share of Series B Preference Stock, provided, that the Company shall not be required to issue any fractional shares of Common Stock, but in lieu thereof may elect to pay a cash adjustment based upon the Closing Price of the Common Stock on the Business Day prior to the Mandatory Conversion Date. Immediately following such automatic conversion, dividends on each share of Series B Preferred Stock not previously converted shall cease to accumulate, the rights of the holders of all Series B Preferred Stock shall cease and the persons entitled to receive Common Stock upon such automatic conversion of Series B Preferred Stock shall be treated for all purposes as being the owners of such Common Stock.

                  (ii) On the Mandatory Conversion Date, each holder of shares of Series B Preferred Stock shall be entitled to receive, in addition to the number of shares of Common Stock determined pursuant to Section 5(i) hereof, an amount equal to accrued and unpaid dividends, if any, on such holder's Series B Preferred Stock.

                  (iii) If the Company is prohibited on the Mandatory Conversion Date by the terms of its Financing Agreements from paying accrued and unpaid dividends pursuant to Section 5(ii) hereof in cash, the Company may pay such accrued and unpaid dividends with shares of Common Stock. The number of shares of Common Stock to be issued in payment for such accrued and unpaid dividends will be the number obtained by dividing (x) the total dollar amount of dividends being paid with Common Stock by (y) the Conversion Price in effect on the Mandatory Conversion Date.

                  (iv) If the Board determines that there are not assets legally available for the payment of dividends in either cash or Common Stock in respect of all accrued and unpaid dividends on the Series B Preferred Stock on [anniversary of Issuance Date], 2011, then the Mandatory Conversion Date shall not occur on such date but shall be deferred (a "Conversion Date Deferral") and the Company shall provide prompt notice of such Conversion Date Deferral to each holder of shares of Series B Preferred Stock. Subsequent to any Conversion Date Deferral, promptly after any determination by the Board that there are assets legally available for the payment in either cash or Common Stock of all accrued and unpaid dividends, the Board shall declare a new conversion date (the "New Conversion Date"). Upon such declaration, the Company shall provide notice of the New Conversion Date to each holder of shares of Series B Preferred Stock at least 30 days but not more than 60 days before the New Conversion Date. The New Conversion Date shall be the first Dividend Payment Date that is at least 30 days after the delivery of such notice. Notwithstanding any Conversion Date Deferral, dividends on the Series B Preferred Stock shall continue to accrue until the Mandatory Conversion Date.

                  (v) The Company shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing shares of Common Stock and for any payment of cash for accrued and unpaid dividends, if any, or cash in lieu of fractional shares of Common Stock, if any, in exchange for and contingent upon the surrender of certificates representing the shares of Series B Preferred Stock (if such shares are held in certificated form); provided, that the Company shall give the holders of Series B Preferred Stock such notice of any such actions as the Company deems appropriate and upon such surrender such holders of Series B Preferred Stock shall be entitled to receive certificates, if any, representing shares of Common Stock and any payment of cash for accrued and unpaid dividends, if any, or cash in lieu of fractional shares of Common Stock, if any. Amounts payable in cash in respect of the shares of Series B Preferred Stock shall not bear interest.

                  (vi) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the mandatory conversion. However, the holders shall pay any tax that is due because the shares are issued in a name other than the holder's name.

                  6. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of the Series B Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series B Preferred Stock held by such holder, plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock), before any distribution is made on any Junior Securities. After payment in full of the Liquidation Preference and all accrued dividends, if any, to which holders of Series B Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series B Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series B Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

                  7. Optional Redemption.

                  (i) Other than pursuant to Section 8 hereof, the Series B Preferred Stock may not be redeemed at the option of the Company before [anniversary of Issuance Date], 2008. During any period set forth in the table below, a number of shares of Series B Preferred Stock equal to the Applicable Redemption Amount (as defined in Section 7(ii) hereof) for such period may be redeemed for cash at the option of the Company at the redemption price per share for such period set forth in the table below, together with an amount equal to accumulated and unpaid dividends, if any, to the date of redemption (the "Applicable Redemption Price"), upon not less than 30 nor more than 60 days' prior written notice.

         PERIOD             REDEMPTION PRICE
------------------------    ----------------
[anniversary of Issuance        $224.00
Date], 2008
through [day before
anniversary of Issuance
Date], 2009

[anniversary of Issuance        $220.00
Date], 2009
through [day before
anniversary of Issuance
Date], 2010

[anniversary of Issuance        $216.00
Date], 2010
through [day before
anniversary of Issuance
Date], 2011

To the extent that the right of the Company to redeem Series B Preferred Stock is not exercised with respect to any number of shares during any of the periods set forth in the table above, such right shall not carry over into subsequent periods.

                  (ii) "Applicable Redemption Amount" means with respect to any period set forth in the table set forth in Section 7(i) hereof, the number of shares equal to 25% of the total number of shares, rounded up to the nearest whole number, of Series B Preferred Stock outstanding at the beginning of such period less the number of shares of Series B Preferred Stock converted pursuant to Section 4 hereof during the portion of such period elapsing prior to the then Applicable Redemption Record Date (as defined in Section 7(iv) hereof) during such period.

                  (iii) The shares to be redeemed shall be selected pro rata.

                  (iv) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Applicable Redemption Date"), by public announcement and first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock on the date 60 days prior to the Applicable Redemption Date (the "Applicable Redemption Record Date") at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (a) that such redemption is being made pursuant to the optional redemption provisions hereof; (b) the Redemption Date; (c) the Applicable Redemption Price; (d) the number of shares of Series B Preferred Stock to be redeemed and the number of shares held by such holder to be redeemed; (e) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (f) that dividends on the shares to be redeemed will cease to accumulate on the Applicable Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (v) If notice has been mailed in accordance with Section 7(iv) hereof and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Applicable Redemption Date, unless the Company defaults in the payment of the Applicable Redemption Price, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (vi) Any deposit of funds in with a bank or trust company for the purpose of redeeming Series B Preferred Stock pursuant to this Section 7 shall be irrevocable except that:

                  (a) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (b) any balance of monies so deposited by the Company and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

                  (vii) No Series B Preferred Stock may be redeemed except with funds legally available for such purpose.

                  8. Rights Offering Call Provision.

                  (i) Up to 150,000 shares of the Series B Preferred Stock may be redeemed for cash, with the proceeds of the Rights Offering, at the option of the Company, on or before the date that is 270 days after the Issuance Date, at a redemption price of $210.00 per share, together with an amount equal to accumulated and unpaid dividends, if any, to the date of redemption (the "Rights Offering Call Price") upon not less than 5 nor more than 30 days' prior written notice.

                  (ii) The shares to be redeemed shall be selected pro rata.

                  (iii) Notice of any redemption shall be sent by or on behalf of the Company not less than 5 nor more than 30 days prior to the date specified for redemption in such notice (the "Rights Offering Call Date"), by first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (A) that such redemption is being made pursuant to the optional redemption provisions hereof; (B) the Rights Offering Call Date; (C) the Rights Offering Call Price; (D) the number of shares of Series B Preferred Stock to be redeemed and the number of shares held by such holder to be redeemed; (E) the place or places where certificates for such shares are to be surrendered for payment of the Rights Offering Call Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (F) that dividends on the shares to be redeemed will cease to accumulate on the Rights Offering Call Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (iv) If notice has been mailed in accordance with Section 8(iii) hereof and provided that on or before the Rights Offering Call Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Rights Offering Call Date, unless the Company defaults in the payment of the Rights Offering Call Price, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Rights Offering Call Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Rights Offering Call Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (v) Any deposit of funds in trust with a bank or trust company for the purpose of redeeming Series B Preferred Stock pursuant to this Section 8 shall be irrevocable except that:

                  (a) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (b) any balance of monies so deposited by the Company and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of three months from the Rights Offering Call Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

                  (vi) No Series B Preferred Stock may be redeemed except with funds legally available for such purpose.

                  9. Special Redemption Rights Upon a Change of Control.

                  (i) Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock shall have the option, during the period commencing on the date the applicable Change of Control Notice (as defined below) is mailed to holders of the Series B Preferred Stock and ending at the close of business on the 45th day thereafter (the "Special Redemption Date"), to require the Company to redeem all, or any portion, of such holder's shares of Series B Preferred Stock at the redemption price per share for the period set forth in the table below during which such Special Redemption Date occurs, together with an amount equal to accumulated and unpaid dividends, if any, to the Special Redemption Date (the "Special Redemption Price"):

        Period              Special Redemption Price
------------------------    ------------------------
[Issuance Date], 2004               $240.00
through [day before
anniversary of Issuance
Date], 2005

[anniversary of Issuance            $236.00
Date], 2005
through [day before
anniversary of Issuance
Date], 2006

[anniversary of Issuance            $232.00
Date], 2006
through [day before
anniversary of Issuance
Date], 2007

[anniversary of Issuance            $228.00
Date], 2007 through [day
before anniversary
of Issuance Date], 2008

[anniversary of Issuance            $224.00
Date], 2008
through [day before
anniversary of Issuance
Date], 2009

[anniversary of Issuance            $220.00
Date], 2009
through [day before
anniversary of Issuance
Date], 2010

[anniversary of Issuance            $216.00
Date], 2010
through [day before
anniversary of Issuance
Date], 2011

                  (ii) Within 30 days following a Change of Control, the Company shall mail to each holder of shares of the Series B Preferred Stock a notice (the "Change of Control Notice") setting forth the details of the Change of Control and the special redemption rights occasioned thereby. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the Special Redemption Date; (B) the Special Redemption Price; (C) the place or places where certificates for shares may be surrendered for payment of the Special

Redemption Price, including any procedures applicable to redemption to be accomplished through book-entry transfers; (D) the procedures that the holder of Series B Preferred Stock must follow to exercise such holder's rights under this
Section 9; and (E) that dividends on the shares tendered for redemption will cease to accumulate on the Special Redemption Date.

                  (iii) To exercise such holder's special redemption right under this Section 9, a holder must (A) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be redeemed, duly endorsed in a form satisfactory to the Company, at the office of the Company or the Transfer Agent and (B) notify the Company at such office that such holder elects to exercise such holder's special redemption rights and the number of shares such holder wishes to have redeemed. In the event that a holder fails to notify the Company of the number of shares of Series B Preferred Stock which such holder wishes to have redeemed, such holder shall be deemed to have elected to have redeemed all shares represented by the certificate or certificates surrendered for conversion.

                  (iv) Exercise by a holder of such holder's special redemption right following a Change of Control is irrevocable, except that a holder may withdraw its election to exercise such holder's special redemption right at any time on or before the Special Redemption Date by delivering a written or facsimile transmission notice to the Transfer Agent at the address or facsimile number specified in the Change of Control Notice. Such notice, to be effective, must be received by the Transfer Agent prior to the close of business on the Special Redemption Date. All shares of Series B Preferred Stock tendered for redemption pursuant to the holders' special redemption rights as described herein and not withdrawn shall be redeemed at the close of business on the Special Redemption Date. From and after the Special Redemption Date, unless the Company defaults in payment of the Special Redemption Price, dividends on the shares of Series B Preferred Stock tendered for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of holders thereof as stockholders of the Company (except the right to receive from the Company the Special Redemption Price) shall cease. As soon as practical after the Special Redemption Date, the Company shall deliver a new certificate representing the unredeemed portion, if any, of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered for redemption.

                  (v) No Series B Preferred Stock may be redeemed except with funds legally available for such purpose. The Company shall take all action required or permitted under the Delaware General Corporate Law to permit any such redemption.

                  10. Voting Rights.

                  (i) Except as otherwise required by law or by the Company's certificate of incorporation or expressly provided herein, the holders of record of shares of the Series B Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Company, voting together with the holders of the Common Stock and the Existing Preferred Stock as a single class, with each holder of shares of Series B Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted in accordance with Section 4 hereof as of the record date for the vote or consent which is being taken.

                  (ii) Notwithstanding any other provision of this Section 10, in the event that the voting provisions set forth in this Section 10 violate or conflict with the rules or regulations of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed or traded, then the manner of voting and/or number of votes to which each share of Series B Preferred Stock is entitled shall be modified and/or reduced to the extent required to comply with such rule.

                  (iii) The holders of record of shares of the Series B Preferred Stock shall have the right, voting separately as a class, to elect a number of directors to the Board in proportion to the percentage of fully diluted Common Stock represented by their outstanding Series B Preferred Stock (on an as-converted basis), rounded up to the nearest whole number (such directors, the "Series B Directors"); provided, however, that the number of Series B Directors shall at no time exceed a number equal to two-thirds of the total number of directors on the entire Board, less one. Subject to the provisions of applicable law, the rules or regulations of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed or traded and the fiduciary duties of the members of the Board, at least one Series B Director shall be nominated to serve on each of the committees of the Board. All Series B Directors shall meet the requirements of the definition of "independent" under the rules of the New York Stock Exchange. In addition, no Series B Director shall be entitled to vote in any vote by the Board in any action by the Board with respect to an exercise of the Company's option to redeem shares of the Series B Preferred Stock pursuant to Sections 7 or 8 hereof. The Series B Directors shall be elected at meetings called for the purpose of electing directors as described in Section 10(v) hereof.

                  (iv) If an event of default exists with respect to the Company's then outstanding Indebtedness constituting a failure to pay in excess of $2,000,000 in principal when due or resulting in the acceleration of the due date for a principal amount in excess of $2,000,000, and such event of default is not cured or waived within 45 days (a "Voting Rights Triggering Event"), then the holders of the outstanding shares of Series B Preferred Stock, voting as a class, shall, if they are not otherwise electing a majority of the Board pursuant to Section 10(iii) hereof, be entitled to elect that number of additional directors which, together with any Series B Directors then on the Board, will constitute a majority of the Board. Any additional Series B Directors shall be elected at meetings called for the purpose of electing directors as described in Section 10(v) hereof.

                  (v) At each meeting called for the purpose of electing directors, the holders of Series B Preferred Stock, subject to the next sentence hereof, shall have the right, voting separately as a class, to elect the number of directors then up for election, if any, which, together with any Series B Directors then on the Board and not up for election at such meeting, will constitute the number of directors the holders of the Series B Preferred Stock are entitled to elect pursuant to Sections 10(iii) and 10(iv) hereof; provided, that if the number of directors which the holders of Series B Preferred Stock are entitled to elect pursuant to Sections 10(iii) and 10(iv) hereof is greater than the number of directors up for election at such meeting, the holders of Series B Preferred Stock, subject to the next sentence hereof, shall have the right, voting separately as a class, to elect all the directors up for election at such meeting. Notwithstanding any other provision in this Section 10, the holders of Series B Preferred Stock shall not have the right to elect any directors which the holders of the Existing Preferred Stock, voting separately as a class, have a right to elect under Section A(VI) of Clause FOURTH of the Company's Certificate of Incorporation.

                  (vi) If any director so elected by the holders of Series B Preferred Stock shall cease to serve as a director before his or her term shall expire, the resulting vacancy shall be filled for the unexpired term in the manner provided in the by-laws of the Company.

                  (vii) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its affiliates (other than the Initial Investors) not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

                  (a) authorize or create (by way of reclassification or otherwise) any Parity Securities or Senior Securities;

                  (b) amend, waive or otherwise alter any provision of this Certificate of Designation (including the provisions of Section 10 hereof) in a manner materially adverse to the interests of the holders of Series B Preferred Stock; or

                  (c) amend or otherwise alter the bylaws or the Certificate or Incorporation of the Company in a manner materially adverse to the interests of the holders of the Series B Preferred Stock;

                  (viii) The Company shall not, without either (i) the affirmative vote of holders of at least a majority of the shares held by holders of Series B Preferred Stock who own at least 50,000 shares of Series B Preferred Stock and who vote on the matter or (ii) the consent of holders of at least a majority of the shares held by holders of Series B Preferred Stock who own at least 50,000 shares of Series B Preferred Stock:

                  (a) issue any Equity Interests, except (1) Common Stock issued upon conversion of Series B Preferred Stock, (2) Common Stock issued pursuant to the Rights Offering, (3) Common Stock issued pursuant to the Patel Agreement and (4) any Equity Interests issued pursuant to a Restricted Payment permitted by Section 10(viii)(b) hereof;

                  (b) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (1) Restricted Payments in respect of the Series B Preferred Stock, (2) the redemption of all, or any portion, of the Existing Preferred Stock, (3) the issuance the Contingent Warrants and any Common Stock issued upon the exercise thereof, (4) the declaration and payment of dividends on Junior Securities payable solely in additional shares of Junior Securities,
         (5) the declaration and payment of dividends on the Existing Preferred Stock, (6) Restricted Payments pursuant to and in accordance with stock option plans or other employee benefit arrangements of the Company and its subsidiaries, (7) Restricted Payments in connection with the Rights Offering, (8) the declaration and payment of dividends on Junior Securities in an amount not to exceed $5,000,000 in any fiscal year, (9) the purchase of fractional shares arising out of stock dividends, splits or combinations or business combinations and (10) other Restricted Payments not to exceed $25,000,000 in the aggregate or $10,000,000 in any fiscal year under this clause (b)(10);

                  (c) create, incur or assume any Indebtedness, other than (1) Indebtedness existing or committed to on the Issuance Date and extensions, renewals, refinancings and replacements of any such Indebtedness or commitment (whether by the same or any other lender or groups of lenders) that do not increase the outstanding or committed principal amount thereof, (2) Indebtedness of the Company to any subsidiary of the Company, (3) Guarantees by the Company of Indebtedness of any subsidiary of the Company, (4) Indebtedness of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, mortgage financings, purchase money obligations and any Indebtedness assumed in connection with the acquisition of such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness, (5) Indebtedness of, or Guarantees of Indebtedness of, any other person existing at the time such other person is merged with or into the Company or any subsidiary of the Company, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other person merging with or into the Company, or becoming a subsidiary of the Company, (6) Indebtedness of the Company as an account party in respect of trade letters of credit, (7) Hedging Obligations, (8) obligations in respect of performance bid and surety bonds and completion guarantees provided in the ordinary course of business, (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (10) other Indebtedness created, incurred or assumed pursuant to this clause
         (c)(10) in an aggregate principal amount not to exceed $50,000,000 (the categories of Indebtedness described in the foregoing clauses (c)(1) through (c)(9) are referred to collectively as "Permitted Debt");

                  (d) change the size of the Board, other than changes resulting from the appointment or election of Board members by holders of the Series B Preferred Stock or the Existing Preferred Stock;

                  (e) acquire, through acquisition of capital stock or assets, any Person or line of business or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets, other than any transaction involving $50,000,000 or less in value.

For purposes of determining whether any approval of the holders of Series B Preferred Stock is required in connection with the Company's creation, incurrence or assumption of any Indebtedness, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 10(viii)(c) hereof, the Company shall be entitled to divide and classify such item of Indebtedness on the date of its creation, incurrence or assumption, or later reclassify all or a portion of such item of Indebtedness, in any manner among the categories of Permitted Debt.

                  11. Reports and Information Rights. The Company shall afford the Initial Investors reasonable access to its books, records, personnel and representatives, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company's business. Subject to compliance with customary confidentiality obligation and applicable law, the Initial Investors shall also be entitled to receive copies of all confidential financial information and reports prepared for the Company's lenders promptly upon furnishing such information to such lenders. The information rights of each Initial Investor pursuant to this
Section 11 shall terminate on the first date on which such Initial Investor holds shares of Series B Preferred Stock convertible into less than 15% of the total number of shares of Common Stock which would be outstanding on such date assuming the exercise of all outstanding options and warrants (other than those issued under the Company's stock incentive program) and the conversion of all convertible securities. The information rights of each Initial Investor under this Section 11 are personal to such Initial Investor and shall not be transferable to any other Person and any attempted transfer shall be invalid.

                  12. Transferability. The transfer of the Series B Preferred Stock by the holders thereof shall not be restricted other than pursuant to the requirements of applicable law; provided, that each Initial Investor shall provide written notice to the Company within three days of any transfer of Series B Preferred Stock by such Initial Investor.

                  13. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

                  14. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  15. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  16. Re-issuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Serial Preference Stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of Serial Preference Stock of the Company, provided, that any issuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

                  17. Mutilated or Missing Series B Preferred Stock Certificates. If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

                  18. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Applicable Redemption Date" has the meaning given thereto in
Section 7(iv) hereof.

                  "Applicable Redemption Price" has the meaning given thereto in
Section 7(i) hereof.

                  "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

                  "Change of Control" means the occurrence of either of the following events:

                  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or both Initial Investors, is or becomes the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Company; or

                  the merger or consolidation of the Company with or into another Person, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than (a) a transaction in which the surviving Person or transferee is a Person that is controlled by the Company or (b) in the case of a merger or consolidation transaction, a transaction following which holders of the outstanding voting stock of the Company immediately prior to such transaction own directly or indirectly at least a majority of the total voting power of the surviving Person in such transaction and in substantially the same proportion as before the transaction.

                  "Closing Price" means, as of any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the Common Stock on the New York Stock Exchange on that date. If the Common Stock is not then traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if no closing price for the Common Stock is so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

                  "Common Stock" means the Common Stock, par value $[ ] per share, of the Company.

                  "Consolidated Cash Flow" means, for any period, the Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (i)      Consolidated Interest Expense; plus

                  (ii) all income tax expense of the Company and its Consolidated Subsidiaries; plus

                  (iii) depreciation and amortization expense of the Company and its Consolidated Subsidiaries; plus

                  (iv) all losses attributable to grinding wheels operations; plus

                  (v) restructuring charges and related severance and other expenses in an aggregate amount not to exceed $1.5 million; plus

                  (vi) all other non-cash charges of the Company and its Consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus

                  (vii)    expenses related to debt refinancing; plus

                  (viii) any payment of fees and expenses under any Receivables Liquidity Facility; plus

                  (ix) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; minus

                  (x)      all gains attributable to grinding wheel operations;

in each case determined on a consolidated basis for such period in conformity with GAAP.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, whether paid in cash or accrued as a liability, plus, to the extent not included in such total interest expense, and to the extent deducted in determining Consolidated Net Income, without duplication:

                  (i) the interest component of all payments associated with Capital Lease Obligations; plus

                  (ii)     amortization of debt discount and debt issuance cost;
                           plus

                  (iii)    capitalized interest; plus

                  (iv)     losses and upfront costs on Hedging Obligations; plus

                  (v) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Consolidated Subsidiary; minus

                  (vi)     interest income for such period;

in each case determined on a consolidated basis for such period in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries, excluding the cumulative effect of a change in accounting principles.

                  "Consolidated Subsidiaries" means, with respect to the Company, each subsidiary consolidated with the Company in its financial statement prepared in accordance with GAAP.

                  "Contingent Warrants" means the contingent warrants issued by the Company to the Initial Investors pursuant to the Contingent Warrant Agreement dated as of March 12, 2004 by and among Milacron Inc., Glencore Finance AG and Mizuho International plc, as it may be amended, supplemented or otherwise modified from time to time.

                  "Conversion Price" shall initially mean $2.00 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 4 hereof.

                  "Credit Facility" means one or more debt facilities (including, without limitation, the credit facilities governed by the Financing Agreement dated as of March 12, 2004 among the Company, each subsidiary of the Company listed as a "Borrower" on the signature pages thereto, each subsidiary of the Company listed as a "Guarantor" on the signature pages thereto, the lenders from time to time parties thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent and collateral agent for the lenders) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, supplemented or otherwise modified from time to time, and any debt facilities incurred to refinance, in whole or in part, the borrowings and commitments then outstanding under such debt facilities or successor debt facilities, whether by the same or any other lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

                  "Dividend Payment Date" has the meaning given thereto in
Section 3(i) hereof.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Preferred Stock" means the existing 4% Cumulative Preferred Stock, par value $100.00 per share, of the Company.

                  "Financing Agreements" means any credit agreements, notes, debentures, bonds, guarantees, indentures or other documents or instruments governing Indebtedness of the Company.

                  "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing the Indebtedness of any Person and any obligations, direct or indirect, contingent or otherwise, of such
Person:

                  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Indebtedness" means, with respect to any Person, indebtedness of such Person (i) for money borrowed or (ii) evidenced by notes, debentures, bonds or other similar instruments.

                  "Initial Investors" means Glencore Finance AG and Mizuho International plc.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

                  "Issuance Date" means the date on which the Series B Preferred Stock is originally issued by the Company.

                  "Liquidation Preference" means $200.00 per share.

                  "Parity Securities" has the meaning given thereto in Section 2 hereof.

                  "Patel Agreement" means the Exchange Agreement dated as of November 27, 2001 among Milacron Inc., Mahendra N. Patel, Nayana M. Patel and Manata Machinery Pvt. Ltd., as supplemented by the Supplementary Agreement thereto dated October 10, 2002 and as may be further amended or supplemented from time to time.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Receivables Liquidity Facility" means the Amended and Restated Receivables Purchase Agreement dated as of January 26, 1996, as amended, among the Company, Cincinnati Milacron Marketing Company, Cincinnati Milacron Commercial Corp., Valenite Inc., DME Company, Market Street Funding Corporation and PNC Bank, National Association, as the same may be amended, extended, renewed, refinanced, replaced, supplemented or modified from time to time or any replacement receivables liquidity facility.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property), with respect to any Equity Interests in the Company, or any payment whether in cash, securities or other property, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

                  "Rights Offering" means a rights offering conducted by the Company with respect to Common Stock no later than 270 days following the first issuance of shares of Series B Preferred Stock, pursuant to which each holder of Common Stock (other than any Common Stock received upon conversion of Series B Preferred Stock) shall be entitled to purchase 0.452 newly issued shares of Common Stock at a purchase price of $2.00 per share.

                  "Rights Offering Call Provision" means the right of the company to call up to 15,000,000 shares of the Series B Preferred Stock pursuant to Section 7 hereof.

                  "Senior Securities" has the meaning given thereto in Section 2 hereof.

                  "Trading Day" means any day on which the New York Stock Exchange or other applicable stock exchange or market is open for business.

                  "Transfer Agent" shall be Mellon Investor Services LLC unless and until a successor is selected by the Company.

                  IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed this [ ] day of [ ] 2004.

                                       MILACRON INC.

                                          By ________________________
                                              Name
                                              Title:

ATTEST:

By ________________________
    Name
    Title:

                                                                       EXHIBIT J

                                    [FORM OF]
                  CERTIFICATE OF DESIGNATION OF VOTING POWERS,
                            DESIGNATION, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS,
                         AND QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS

                                       OF

                            SERIES C PREFERRED STOCK
                                       OF
                                  MILACRON INC.

                            ------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            ------------------------

                  Milacron Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board") at a meeting duly called and held on March 11, 2004, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of the Certificate of Incorporation, a series of Serial Preference Stock of the Company is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of such series, and qualifications, limitations and restrictions thereof are as follows:

                  1. Designation and Number of Shares. The shares of such series shall be designated as "Series C Preferred Stock," par value $1.00 per share, with a liquidation preference of $60,000 per share (the "Liquidation Preference"). The authorized number of shares of Series C Preferred Stock shall be 1500. The Company shall be permitted to issue fractional shares of Series C Preferred Stock that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

                  2. Ranking. The Series C Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to the Common Stock and to any and all other classes and series of capital stock of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) on a parity with any additional shares of Series C Preferred Stock or shares of any other series of Serial Preference Stock issued by the Company in the future, and any other class or series of capital stock issued by the Company and approved by the holders of the Series C Preferred Stock as required by Section 6(v) hereof the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to the Company's 4% Cumulative Preferred Stock (the "Existing Preferred Stock") and any class or series of capital stock issued by the Company and approved by the holders of the Series C Preferred Stock as required by Section 6(v) hereof the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

                  3. Dividends.

                  (i) Subject to the prior and superior rights of the holders of any Senior Securities, the holders of shares of Series C Preferred Stock, in preference to the holders of shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board out of assets of the Company legally available therefor, cumulative dividends payable quarterly in arrears on the first days of March, June, September and December, in each year (each a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"), commencing on the first Dividend Payment Date after the first issuance of any shares of Series C Preferred Stock; provided, that (a) if any such Dividend Payment Date is not a Business Day (any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed), such payment shall be made on the next succeeding Business Day and (b) accumulated and unpaid dividends for any prior quarterly period may be paid at any time.

                  (ii) Dividends on each share of Series C Preferred Stock shall accrue annually in arrears at a rate of $14,400 per annum. The Company shall make dividend payments on each Dividend Payment Date in accordance with the following provisions:

                  (a) Dividends that accrue during the period commencing on the date of the first issuance of any shares of Series C Preferred Stock and ending on December 31, 2004 (the "First Period") shall be paid, in part, in cash and, in part, through the issuance of additional shares of Series C Preferred Stock, at a rate per share of $9,600 per annum in cash and $4,800 per annum through the issuance of additional shares of Series C Preferred Stock. To the extent the Company is prohibited by the terms of any credit agreements, notes, indentures or other documents governing indebtedness of the Company from paying the cash dividends accrued during the First Period, the Company may elect, when, as and if declared by the Board out of assets of the Company legally available therefor, to pay the cash portion of the dividends through the issuance of additional shares of Series C Preferred Stock at a rate per share of $10,800 in Liquidation Preference per annum.

                  (b) Dividends that accrue during the period commencing on January 1, 2005, and ending on June 30, 2005 (the "Second Period") shall be paid, in part, in cash and, in part, through the issuance of additional shares of Series C Preferred Stock, at a rate per share of $12,000 per annum in cash and $2,400 per annum through the issuance of additional shares of Series C Preferred Stock. To the extent the Company is prohibited by the terms of any credit agreements, notes, indentures or other documents governing indebtedness of the Company from paying the cash dividends accrued during the Second Period, the Company may elect, when, as and if declared by the Board out of assets of the Company legally available therefor, to pay the cash portion of the dividends through the issuance of additional shares of Series C Preferred Stock at a rate per share of $13,200 in Liquidation Preference per annum.

                  (c) Dividends that accrue on and after July 1, 2005 (the "Third Period") shall be paid at a rate per share of $14,400 per annum in cash. To the extent the Company is prohibited by the terms of any credit agreements, notes, indentures or other documents governing indebtedness of the Company from paying the cash dividends accrued during the Third Period, the Company may elect, when, as and if declared by the Board out of assets of the Company legally available therefor, to pay the dividends through the issuance of additional shares of Series C Preferred Stock at a rate per share of $15,600 in Liquidation Preference per annum.

                  (d) When the Company pays dividends through the issuance of additional shares of Series C Preferred Stock, the number of additional shares of Series C Preferred Stock issued as dividends will be determined by dividing (a) the total dollar amount of cumulative dividends due and payable in additional shares of Series C Preferred Stock on the applicable Dividend Payment Date by (b) the Liquidation Preference, provided that the Company shall not be required to issue fractional shares of Series C Preferred Stock but in lieu thereof may elect to pay in cash the portion of any dividend payable in shares of Series C Preferred Stock that would otherwise require the issuance of a fractional share.

                  (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock on the date of issue of such shares, unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from the day after such Dividend Payment Date. The Board may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  (iv) Dividends on the Series C Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the Dividend Period to which they relate.

                  (v) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series C Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividends upon, all outstanding shares of Series C Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series C Preferred Stock for all past Dividend Periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities or Parity Securities, except dividends paid ratably on the Series C Preferred Stock and all such Parity Securities on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities or Parity Securities, other than a distribution consisting solely of Junior Securities; (c) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of Junior Securities) by the Company or any of its subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its subsidiaries. Holders of the Series C Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  (vi) Accrued but unpaid dividends shall not bear interest.

                  (vii) Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (viii) As set forth in Section A.II of the Certificate of Incorporation, so long as any Existing Preferred Stock shall be outstanding, in no event shall any dividends (other than dividends payable in Series C Preferred Stock) be declared or paid upon or set apart for, or any other distribution be ordered to be made in respect of, the Series C Preferred Stock, or any expenditures be made by the Company for the purchase, retirement or other acquisition of any shares of Series C Preferred Stock, if at the time such dividend is so declared or such distribution is so ordered or such expenditures are so made:

                  (a) consolidated net current assets (as defined in the Certificate of Incorporation) remaining after deducting the amount of such dividend or distribution or expenditure would be less than $100 for each share of Preferred Stock outstanding; or

                  (b) consolidated net tangible assets (as defined in the Certificate of Incorporation) remaining after deducting the amount of such dividend or distribution or expenditure would be less than $200 for each share of Preferred Stock outstanding.

                  4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of the Series C Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series C Preferred Stock held by such holder, plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock), before any distribution is made on any Junior Securities. After payment in full of the Liquidation Preference and all accrued dividends, if any, to which holders of Series C Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series C Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series C Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

                  5. Optional Redemption.

                  (i) At any time on or after March 15, 2007, the Series C Preferred Stock shall be redeemable at the option of the Company for cash, in whole or in part out of funds legally available therefor, upon notice as provided below, at a redemption price per share of 100% of the Liquidation Preference, together with an amount equal to accumulated and unpaid dividends, if any, to the date of redemption (the "Applicable Redemption Price").

                  (ii) At any time after the date of the first issuance of any shares of Series C Preferred Stock and prior to March 15, 2007, the Series C Preferred Stock shall be redeemable at the option of the Company for cash, in whole or in part out of funds legally available therefor, upon notice as provided below, at the Applicable Redemption Price plus the Make-Whole Amount (as defined below). For purposes of this provision, the term "Make-Whole Amount" means, with respect to any shares of Series C Preferred Stock that are to be redeemed pursuant to this Section 5(ii), an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Liquidation Preference of such shares over the amount of such Called Liquidation Preference; provided however, that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  (a) "Called Liquidation Preference" means, with respect to any shares of Series C Preferred Stock that are to be redeemed pursuant to
         Section 5(ii), the aggregate Liquidation Preference of such shares.

                  (b) "Discounted Value" means, with respect to the Called Liquidation Preference of any shares of Series C Preferred Stock that are to be redeemed pursuant to Section 5(ii), the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Liquidation Preference from their respective scheduled due dates to the Settlement Date with respect to such Called Liquidation Preference, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which dividends on the Series C Preferred Stock are payable) equal to the Reinvestment Yield with respect to such Called Liquidation Preference.

                  (c) "Reinvestment Yield" means, with respect to the Called Liquidation Preference of any shares of Series C Preferred Stock that are to be redeemed pursuant to Section 5(ii), .25% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Liquidation Preference, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Liquidation Preference as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Liquidation Preference, in Federal Reserve Statistical Release H.15
         (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Liquidation Preference as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  (d) "Remaining Average Life" means, with respect to any Called Liquidation Preference, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Liquidation Preference into (b) the sum of the products obtained by multiplying (i) the Liquidation Preference component of each Remaining Scheduled Payment with respect to such Called Liquidation Preference by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Liquidation Preference and the scheduled due date of such Remaining Scheduled Payment.

                  (e) "Remaining Scheduled Payments" means, with respect to the Called Liquidation Preference of any shares of Series C Preferred Stock that are to be redeemed pursuant to Section 5(ii), all payments of such Called Liquidation Preference and dividends thereon that would be made after the Settlement Date with respect to such Called Liquidation Preference assuming (i) the declaration and payment of all dividends on such shares on each Dividend Payment Date occurring after such Settlement Date and prior to March 15, 2007 and (ii) that the Company would exercise its option to redeem such shares on March 15, 2007 pursuant to Section 5(i).

                  (f) "Settlement Date" means, with respect to the Called Liquidation Preference of any shares of Series C Preferred Stock that are to be redeemed pursuant to Section 5(ii), the date on which such Called Liquidation Preference is to be paid pursuant to this Section 5(ii).

                  (iii) The shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

                  (iv) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Applicable Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Series C Preferred Stock on the date 60 days prior to the Applicable Redemption Date at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, such notice shall state: (a) that such redemption is being made pursuant to Section 5(i) or Section 5(ii) hereof; (b) the Applicable Redemption Date; (c) the Applicable Redemption Price (and in the case of redemption pursuant to Section 5(ii), a certificate of the chief financial officer, principal accounting officer, treasurer or comptroller of the Company (each a "Senior Financial Officer") as to the estimated Make-Whole Amount due in connection with the payment of such Applicable Redemption Price (calculated as if the date of such notice were the Applicable Redemption Date), setting forth the details of such computation. Two Business Days prior to such payment, the Company shall deliver to each holder of shares of Series C Preferred Stock a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the Applicable Redemption Date); (d) the number of shares of Series C Preferred Stock to be redeemed and the number of shares held by such holder to be redeemed; (e) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price (and in the case of redemption pursuant to Section 5(ii), the Make-Whole Amount, if any), including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (f) that dividends on the shares to be redeemed will cease to accumulate on the Applicable Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem on the Applicable Redemption Date all shares called for redemption.

                  (v) If notice has been mailed in accordance with Section 5(iv) hereof and provided that on or before the Applicable Redemption Date, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Applicable Redemption Date, unless the Company defaults in the payment of the Applicable Redemption Price (and in the case of redemption pursuant to Section 5(ii), the Make-Whole Amount, if any), dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series C Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price (and in the case of redemption pursuant to Section 5(ii), the Make-Whole Amount, if any)) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price (and in the case of redemption pursuant to Section 5(ii), the Make-Whole Amount). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (vi) Any deposit of funds with a bank or trust company for the purpose of redeeming Series C Preferred Stock pursuant to this Section 5 shall be irrevocable except that:

                  (a) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (b) any balance of monies so deposited by the Company and unclaimed by the holders of the Series C Preferred Stock entitled thereto at the expiration of one year from the Applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

                  6. Voting Rights.

                  (i) Except as otherwise required by law or by the Company's Certificate of Incorporation or expressly provided herein, the holders of record of shares of the Series C Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Company, voting together with the holders of the Common Stock and the Existing Preferred Stock as a single class, with each holder of shares of Series C Preferred Stock (subject to the provision for adjustment hereinafter set forth) entitled to 30,000 votes for each such share of Series C Preferred Stock held as of the record date for the vote or consent which is being taken. In the event the Company shall, at any time after the issuance of any shares of Series C Preferred Stock, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the number of votes per share of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  (ii) Notwithstanding any other provision of this Section 6, in the event that the voting provisions set forth in this Section 6 violate or conflict with the rules or regulations of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed or traded, then the manner of voting and/or number of votes to which each share of Series C Preferred Stock is entitled shall be modified and/or reduced to the extent required to comply with such rule.

                  (iii) The holders of record of shares of the Series C Preferred Stock shall have the right, voting separately as a class, to elect a number of directors to the Board in proportion to the percentage of (A) the sum of (x) the number of shares of Common Stock outstanding on the record date for such vote (on a diluted basis to the extent holders of any other securities convertible or exercisable for Common Stock are entitled to vote on the election of directors) and (y) the number of votes to which all holders of Series C Preferred Stock are entitled on such record date pursuant to Section 6(i) hereof, represented by (B) the aggregate number of votes to which all holders of Series C Preferred Stock are entitled on such record date pursuant to Section 6(i) hereof, rounded up to the nearest whole number (such directors, the "Series C Directors"); provided, however, that the number of Series C Directors shall at no time exceed a number equal to two-thirds of the total number of directors on the entire Board, less one. All Series C Directors shall meet the requirements of the definition of "independent" under the rules of the New York Stock Exchange. The Series C Directors shall be elected at meetings called for the purpose of electing directors as described in Section 5(iv) hereof.

                  (iv) At each meeting called for the purpose of electing directors, the holders of Series C Preferred Stock shall have the right, voting separately as a class, to elect the number of directors then up for election, if any, which, together with any Series C Directors then on the Board and not up for election at such meeting, will constitute the number of directors the holders of the Series C Preferred Stock are entitled to elect pursuant to
Section 6(iii) hereof; provided, that if the number of directors which the holders of Series C Preferred Stock are entitled to elect pursuant to Sections 6(iii) hereof is greater than the number of directors up for election at such meeting, the holders of Series C Preferred Stock, subject to the next sentence hereof, shall have the right, voting separately as a class, to elect all the directors up for election at such meeting. Notwithstanding any other provision in this Section 6, the holders of Series C Preferred Stock shall not have the right to elect any directors which the holders of the Existing Preferred Stock, voting separately as a class, have a right to elect under Section A(VI) of Clause FOURTH of the Company's Certificate of Incorporation.

                  (v) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding (with shares held by the Company or any of its affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

                  (a) authorize or create (by way of reclassification or otherwise) any Parity Securities or Senior Securities;

                  (b) amend, waive or otherwise alter any provision of this Certificate of Designation (including the provisions of Section 6 hereof) in a manner materially adverse to the interests of the holders of Series C Preferred Stock; or

                  (c) amend or otherwise alter the bylaws or the Certificate or Incorporation of the Company in a manner materially adverse to the interests of the holders of the Series C Preferred Stock.

                  7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 30,000 times the aggregate amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall, at any time after the issuance of any shares of Series C Preferred Stock, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  8. Transferability. The transfer of the Series C Preferred Stock by the holders thereof shall not be restricted other than pursuant to the requirements of applicable law; provided, that Glencore AG and Mizuho International plc (each an "Initial Investor") shall provide written notice to the Company within three days of any transfer of Series C Preferred Stock by such Initial Investor.

                  9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

                  10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  11. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect and no voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  12. Re-issuance of Series C Preferred Stock. Shares of Series C Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Serial Preference Stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of Serial Preference Stock of the Company, provided, that any issuance of such shares as Series C Preferred Stock must be in compliance with the terms hereof.

                  13. Mutilated or Missing Series C Preferred Stock Certificates. If any of the Series C Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Preferred Stock certificate, or in lieu of and in substitution for the Series C Preferred Stock certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

                  IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed on this [ ] day of [ ].

                                    MILACRON INC.,

                                       By: ____________________________
                                           Name:
                                           Title:

ATTEST:

By: ____________________________
    Name:
    Title: